Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-265869

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 27, 2022)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$1,000,000,000 4.875% Notes due 2026

US$1,500,000,000 5.000% Notes due 2028

US$1,000,000,000 5.125% Blue Notes due 2033

Our US$1,000,000,000 aggregate principal amount of notes due 2026 (the “2026 Notes”) will bear interest at a rate of 4.875% per annum, our US$1,500,000,000 aggregate principal amount of notes due 2028 (the “2028 Notes”) will bear interest at a rate of 5.000% per annum and our US$1,000,000,000 aggregate principal amount of blue notes due 2033 (the “2033 Blue Notes,” and together with the 2026 Notes and the 2028 Notes, the “Notes”) will bear interest at a rate of 5.125% per annum. Interest on the Notes is payable semi-annually in arrears on January 11 and July 11 of each year, beginning on July 11, 2023.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2026 Notes			2028 Notes			2033 Blue Notes
	Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	99.694%	US$	996,940,000	99.651%	US$	1,494,765,000	99.590%	US$	995,900,000
Underwriting discounts	0.300%	US$	3,000,000	0.300%	US$	4,500,000	0.300%	US$	3,000,000
Proceeds to us, before expenses	99.394%	US$	993,940,000	99.351%	US$	1,490,265,000	99.290%	US$	992,900,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including) January 11, 2023.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that we will obtain or be able to maintain a listing of the Notes on the SGX- ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of DTC on or about January 11, 2023.

Joint Bookrunners and Lead Managers

ANZ
BNP PARIBAS
BofA Securities
Citigroup
HSBC
KB Securities
Morgan Stanley

Prospectus Supplement Dated January 4, 2023

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Supplement

Prospectus

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “~~W~~,” “Won” or “Korean won” are to the lawful currency of Korea, and references to “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and/or information are to financial statements and/or information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated July 27, 2022. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-265869, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOTICE TO CAPITAL MARKET INTERMEDIARIES AND PROSPECTIVE INVESTORS PURSUANT TO PARAGRAPH 21 OF THE HONG KONG SFC CODE OF CONDUCT—IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including all underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the The Export-Import Bank of Korea (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than 50 per cent. interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT

2001 OF SINGAPORE

We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

UK FINANCIAL PROMOTION LEGEND

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$1,000,000,000 aggregate principal amount of 4.875% notes due January 11, 2026 (the “2026 Notes”), US$1,500,000,000 aggregate principal amount of 5.000% notes due January 11, 2028 (the “2028 Notes”) and US$1,000,000,000 aggregate principal amount of 5.125% blue notes due January 11, 2033 (the “2033 Blue Notes,” and together with the 2026 Notes and the 2028 Notes, the “Notes”).

The 2026 Notes will bear interest at a rate of 4.875% per annum, payable semi-annually in arrears on January 11 and July 11 of each year. The first interest payment on the 2026 Notes will be made on July 11, 2023 in respect of the period from (and including) January 11, 2023 to (but excluding) July 11, 2023. Interest on the 2026 Notes will accrue from January 11, 2023 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2026 Notes.”

The 2028 Notes will bear interest at a rate of 5.000% per annum, payable semi-annually in arrears on January 11 and July 11 of each year. The first interest payment on the 2028 Notes will be made on July 11, 2023 in respect of the period from (and including) January 11, 2023 to (but excluding) July 11, 2023. Interest on the 2028 Notes will accrue from January 11, 2023 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2028 Notes.”

The 2033 Blue Notes will bear interest at a rate of 5.125% per annum, payable semi-annually in arrears on January 11 and July 11 of each year. The first interest payment on the 2033 Blue Notes will be made on July 11, 2023 in respect of the period from (and including) January 11, 2023 to (but excluding) July 11, 2023. Interest on the 2033 Blue Notes will accrue from January 11, 2023 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2033 Blue Notes.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 11, 2023, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KB Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The 2026 Notes and the 2028 Notes

We will use the net proceeds from the sale of the 2026 Notes and the 2028 Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

The 2033 Blue Notes

Use of Proceeds from the Sale of the 2033 Blue Notes

We will use the net proceeds from the sale of the 2033 Blue Notes to finance or refinance, in whole or in part, new or existing projects related to sustainable marine transportation (“Eligible Blue Projects”) in accordance with our Framework Supplement for Blue Bond Issuance (the “Framework Supplement”), which supplements our existing Sustainable Finance Framework established in September 2021. The Framework Supplement is in alignment with the Green Bond Principles 2021 published by the International Capital Markets Association as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme—Finance Initiative.

Examples of Eligible Blue Projects include (i) investments and expenditures related to the construction, design and maintenance of clean and sustainable vessels (“CSVs”) as defined by the International Maritime Organization (the “IMO”) and the Norwegian Maritime Authority, and (ii) retrofitting of the engines of existing vessels with alternative fuels. In alignment with the EU taxonomy for sustainable activities, CSVs, which represent methanol dual fuel vessels under the Framework Supplement, should meet one or more of the following criteria:

•	hybrid and dual fuel vessels deriving at least 25% of their energy from zero direct carbon dioxide emission fuels or plug-in power for their normal operation at sea and in ports

•

vessels with an energy efficiency design index (“EEDI”) of 10% below the IMO’s EEDI requirement in effect on April 1, 2022 if such vessels can operate on zero direct carbon dioxide emission fuels or on fuels from renewable sources

Project Evaluation and Selection Process

Under our project evaluation and selection process, Eligible Blue Projects will be identified and selected using the criteria indicated above by our Sustainable Finance Working Group, which is composed of representatives from our Treasury, ESG Management, Credit Policy, Engineering & Environment Advisory and Finance departments.

Management of Proceeds

The allocation of an amount equal to the net proceeds from the 2033 Blue Notes will be monitored and tracked by our Treasury department through the internal register. Any balance of the net proceeds from the 2033 Blue Notes not yet allocated to Eligible Blue Projects will be managed in accordance with our existing liquidity management process.

Reporting

We will publish a report on the allocation of the net proceeds from the 2033 Blue Notes on an annual basis. Such reports will include allocation information, such as the aggregate amount allocated to Eligible Blue Projects, examples of such Eligible Blue Projects (subject to our confidentiality obligations) and the remaining balance of unallocated proceeds, if any. Impact reporting will be disclosed where possible and will include relevant environmental impacts associated with Eligible Blue Projects that were funded with the net proceeds of the 2033 Blue Notes.

DNV Business Assurance Korea Ltd., an independent external reviewer, has issued an opinion dated December 28, 2022 on the Framework Supplement (the “Second Party Opinion”). The Second Party Opinion and our Framework Supplement will be publicly available on the following website: https://www.koreaexim.go.kr/.

Investment Considerations

The 2033 Blue Notes may not be a suitable investment for all investors seeking exposure to “green” or “blue” assets. We will allocate an amount equivalent to the net proceeds from the issuance of the 2033 Blue Notes to finance or refinance, in whole or in part, new or existing Eligible Blue Projects as described in “Use of Proceeds from the Sale of the 2033 Blue Notes” above in accordance with our Framework Supplement, which is in alignment with the Green Bond Principles 2021 published by the International Capital Markets Association as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme—Finance Initiative. The examples of Eligible Blue Projects provided in “Use of Proceeds from the Sale of the 2033 Blue Notes” above are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us during the term of the 2033 Blue Notes. Our Framework Supplement, as well as our existing Sustainable Finance Framework, are not incorporated into, and do not form a part of, this prospectus supplement or the accompanying prospectus.

There is currently no market consensus on what precise attributes are required for a particular project or series of notes to be defined as “green” or “blue,” and therefore, no assurance can be provided to potential investors that selected Eligible Blue Projects will continue to meet the relevant eligibility criteria or any present or future investor expectations or requirements regarding environmental performance or sustainability. Although Eligible Blue Projects are expected to be selected in accordance with the categories recognized under our Framework Supplement and are expected to be developed in accordance with relevant legislation and standards, there can be no guarantee that the projects will deliver the environmental benefits as anticipated, or that adverse environmental impacts will not occur during the design, construction, commissioning and operation of any such projects. In addition, where any negative impacts are insufficiently mitigated, the projects may become controversial and may be criticized by activist groups or other stakeholders.

The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risks discussed above and other factors that may affect the value of the 2033 Blue Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as of the date that the Second Party Opinion was initially issued and may be updated, suspended or withdrawn at any time. Currently, the providers of second party opinions and certifications are not subject to any regulatory regime or oversight. In addition, although we have agreed to certain reporting and use of proceeds obligations in connection with certain environmental criteria, our failure to comply with such obligations does not constitute a breach or an event of default under the 2033 Blue Notes. A withdrawal of the Second Party Opinion or any failure by us to use an amount equivalent to the net proceeds from the issuance of the 2033 Blue Notes on Eligible Blue Projects or to meet or continue to meet the investment requirements of certain environmentally-focused investors with respect to the 2033 Blue Notes may affect the value of the 2033 Blue Notes and may have consequences for certain investors with portfolio mandates to invest in “green” or “blue” assets. The Second Party Opinion is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

In the event that the 2033 Blue Notes are included in any dedicated “green,” “blue,” “environmental,” “sustainable” or other similarly-labelled index, no assurance is given by us or any other person that such listing or admission, or inclusion in such index, satisfies any present or future investor expectations or requirements as regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own constitutive documents or other governing rules or investment portfolio mandates. Each potential investor should carefully consider the factors described in the Framework Supplement. None of us or the Underwriters make any representation as to whether the 2033 Blue Notes fulfil the relevant environmental criteria. Moreover, no assurance can be provided with respect to the suitability or reliability of the Second Party Opinion or that the 2033 Blue Notes will fulfil the criteria to qualify as “green” or “blue bonds.” The Underwriters have not undertaken, nor are they responsible for, any assessment of the eligibility of the projects within the definition of Eligible Blue Projects or the monitoring of the use of proceeds from the offering of the 2033 Blue Notes. Each potential purchaser of the 2033 Blue Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds and its purchase of the 2033 Blue Notes should be based upon such investigation as it deems necessary.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 27, 2022. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with K-IFRS. Our financial information as of and for the nine months ended September 30, 2022 and 2021 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2022, we had ~~W~~88,292 billion of outstanding loans, including ~~W~~42,222 billion of outstanding export credits, ~~W~~36,730 billion of outstanding overseas investment credits and ~~W~~7,335 billion of outstanding import credits, as compared to ~~W~~79,995 billion of outstanding loans, including ~~W~~38,638 billion of outstanding export credits, ~~W~~32,830 billion of outstanding overseas investment credits and ~~W~~6,122 billion of outstanding import credits as of December 31, 2021.

Capitalization

As of June 30, 2022, our authorized capital was ~~W~~15,000 billion and our capitalization was as follows:

	June 30, 2022(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		760
Export-Import Financing Debentures		55,897

Total Long-term Debt	~~W~~	56,658

Capital and Reserves:
Capital Stock(7)	~~W~~	12,773
Additional Paid-in Capital		—
Capital Adjustments		(134)
Retained Earnings		2,150
Legal Reserve(8)		501
Voluntary Reserve(8)		924
Regulatory Reserve for Loan Losses(9)		240
Unappropriated Retained Earnings		486
Other Components of Equity(10)		763

Total Capital and Reserves	~~W~~	15,553

Total Capitalization	~~W~~	72,211

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2022.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.

(3)

We have translated borrowings in foreign currencies as of June 30, 2022 into Won at the rate of ~~W~~1,299.4 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on June 30, 2022.

(4)

As of June 30, 2022, we had contingent liabilities totaling ~~W~~47,065 billion, which consisted of ~~W~~34,369 billion under outstanding guarantees and acceptances and ~~W~~12,696 billion under contingent guarantees and acceptances issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2022 and 2021—Note 36.”

(5)

As of June 30, 2022, we had entered into 436 interest rate related derivative contracts with a notional amount of ~~W~~69,208 billion and 513 currency related derivative contracts with a notional amount of ~~W~~32,497 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2022 and 2021—Note 20.”

(6)

See “The Export-Import Bank of Korea—Description of Assets and Liabilities—Sources of Funding” of the accompanying prospectus for an explanation of these sources of funds. All of our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)

As of June 30, 2022, our authorized ordinary share capital was ~~W~~15,000 billion and issued fully-paid ordinary share capital was ~~W~~12,773 billion. For more information, see “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus.

(8)

See “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.

(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation on Supervision of Banking Business, we reserve such difference as regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2022 and 2021—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2022 and 2021—Note 22.”

Government Support

In June 2022, the Government made a contribution to our capital of ~~W~~25 billion in cash.

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2022 and December 31, 2021 and for the first nine months of 2022 and 2021, which has been derived from our unaudited separate internal management accounts as of September 30, 2022 and for the first nine months of 2022 and 2021 prepared in accordance with K-IFRS.

	Nine Months Ended September 30,
	2022		2021
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	1,860	~~W~~	1,298
Total Interest Expense		1,143		594
Net Interest Income		718		705
Operating Income		827		893
Income before Income Tax		831		901
Income Tax Expense		237		240
Net Income		593		661

	As of September 30, 2022 (unaudited)		As of December 31, 2021
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	96,211	~~W~~	79,995
Total Borrowings(2)		103,922		82,063
Total Assets		129,519		101,452
Total Liabilities		114,065		86,099
Total Shareholders’ Equity		15,454		15,353

(1)

Gross amount, including domestic usance bills, foreign-currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first nine months of 2022, we had net income of ~~W~~593 billion compared to ~~W~~661 billion for the first nine months of 2021, primarily due to a change to additional impairment loss on credit of ~~W~~184 billion for the first nine months of 2022 compared to a reversal of impairment loss on credit of ~~W~~81 billion for the corresponding period of 2021, mainly reflecting a deterioration in the overall asset quality of our loan portfolio in the first nine months of 2022. Such effect was in large part offset by (i) an increase in net other operating income to ~~W~~150 billion for the first nine months of 2022 from ~~W~~36 billion for the corresponding period of 2021, primarily due to an increase in gains on fair value hedged items to ~~W~~152 billion for the first nine months of 2022 from ~~W~~61 billion for the corresponding period of 2021; and (ii) an increase in net gain on financial investments to ~~W~~103 billion for the first nine months of 2022 from ~~W~~56 billion for the corresponding period of 2021, primarily due to an increase in net gain on disposal of financial assets.

As of September 30, 2022, our total assets increased to ~~W~~129,519 billion from ~~W~~101,452 billion as of December 31, 2021, primarily due to an increase in Loan Credits to ~~W~~96,211 billion as of September 30, 2022 from ~~W~~79,995 billion as of December 31, 2021.

As of September 30, 2022, our total liabilities increased to ~~W~~114,065 billion from ~~W~~86,099 billion as of December 31, 2021, primarily due to an increase in debentures to ~~W~~95,192 billion as of September 30, 2022 from ~~W~~76,486 billion as of December 31, 2021.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of September 30, 2022 compared to December 31, 2021 magnified the effect of the increases in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of September 30, 2022, our total shareholders’ equity increased to ~~W~~15,454 billion from ~~W~~15,353 billion as of December 31, 2021, primarily due to an increase in retained earnings to ~~W~~2,258 billion as of September 30, 2022 from ~~W~~1,856 billion as of December 31, 2021, which was offset in large part by a decrease in other components of equity to ~~W~~557 billion as of September 30, 2022 from ~~W~~883 billion as of December 31, 2021.

Based on preliminary data, our capital adequacy ratio as of September 30, 2022, on a consolidated basis, was 13.0%, a decrease from 14.8% as of December 31, 2021.

Separate Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information as of June 30, 2022 and December 31, 2021 and for the six months ended June 30, 2022 and 2021, which has been derived from our unaudited separate K-IFRS financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 included in this prospectus supplement:

	Six Months Ended June 30,
	2022		2021
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	1,055	~~W~~	871
Total Interest Expense		541		395
Net Interest Income		514		476
Operating Income		665		681
Income before Income Tax		669		690
Income Tax Expense		183		166
Net Income		486		523

	As of June 30, 2022 (unaudited)		As of December 31, 2021
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	88,292	~~W~~	79,995
Total Borrowings(2)		93,130		82,063
Total Assets		115,846		101,452
Total Liabilities		100,293		86,099
Total Shareholders’ Equity		15,553		15,353

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first half of 2022, we had net income of ~~W~~486 billion compared to ~~W~~523 billion for the corresponding period of 2021. The principal factor for the decrease in net income was a more than two-fold increase in net loss on hedging derivative assets to ~~W~~2,710 billion for the first half of 2022 from ~~W~~760 billion for the corresponding period of 2021, primarily due to an increase in losses on hedging instruments to ~~W~~2,931 billion for the first half of 2022 from ~~W~~920 billion for the corresponding period of 2021. Such factor was in large part offset by a nearly three-fold increase in net other operating income to ~~W~~2,489 billion for the first half of 2022 from ~~W~~655 billion for the corresponding period of 2021, primarily due to an increase in gain on fair value hedged items to ~~W~~2,564 billion for the first half of 2022 from ~~W~~674 billion for the corresponding period 2021.

As of June 30, 2022, our total assets increased to ~~W~~115,846 billion from ~~W~~101,452 billion as of December 31, 2021, primarily due to an increase in Loan Credits to ~~W~~88,292 billion as of June 30, 2022 from ~~W~~79,995 billion as of December 31, 2021.

As of June 30, 2022, our total liabilities increased to ~~W~~100,293 billion from ~~W~~86,099 billion as of December 31, 2021, primarily due to an increase in debentures to ~~W~~85,074 billion as of June 30, 2022 from ~~W~~76,486 billion as of December 31, 2021 and an increase in borrowings to ~~W~~8,055 billion as of June 30, 2022 from ~~W~~5,577 billion as of December 31, 2021.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of June 30, 2022 compared to December 31,

2021 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of June 30, 2022, our total shareholders’ equity increased to ~~W~~15,553 billion from ~~W~~15,353 billion as of December 31, 2021, primarily due to an increase in retained earnings to ~~W~~2,150 billion as of June 30, 2022 from ~~W~~1,856 billion as of December 31, 2021.

Operations

Loan Operations

In the first half of 2022, we provided total loans of ~~W~~32,488 billion, an increase of 3% from the corresponding period of 2021.

Export Credits

As of June 30, 2022, export credits in the amount of ~~W~~42,222 billion represented 48% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ~~W~~17,681 billion in the first half of 2022, a decrease of 2% from the corresponding period of 2021, which was mainly due to a decrease in demand for loan and trade financing from domestic exporters. The depreciation of the Won against the U.S. dollar as of June 30, 2022 compared to June 30, 2021 partially offset the effect of the decrease in the volume of export credits in the first half of 2022, as a majority of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2022, overseas investment credits amounted to ~~W~~36,730 billion, representing 42% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half of 2022 increased by 5% to ~~W~~8,877 billion from the corresponding period of 2021, primarily due to increased demand in overseas investment and project credits. The depreciation of the Won against the U.S. dollar as of June 30, 2022 compared to June 30, 2021 magnified the effect of the increase in the volume of overseas investment credits in the first half of 2022, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2022, import credits in the amount of ~~W~~7,335 billion represented 8% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ~~W~~5,930 billion in the first half of 2022, an increase of 16% over the corresponding period of 2021, which was mainly due to an increase in demand for financing for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar as of June 30, 2022 compared to June 30, 2021 magnified the effect of the increase in the volume of import credits in the first half of 2022, as a majority of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2022 increased to ~~W~~47,065 billion from ~~W~~40,231 billion as of December 31, 2021. Guarantees we had confirmed as of June 30, 2022 increased to ~~W~~34,369 billion from ~~W~~30,069 billion as of December 31, 2021.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2022, categorized by type of exposure extended:

	June 30, 2022
	(billions of Won, except for percentages)
A Loans in Won	~~W~~	27,218	23%
B Loans in Foreign Currencies		57,767	48
C Loans (A+B)		84,985	70
D Other Loans(1)		3,306	3
E Loan Credits (C+D)		88,292	73
F Allowances for Loan Losses		1,814	2
G Loan Credits (including allowance for loan losses) (E-F)		86,477	72
H Confirmed Guarantees		34,369	28

I Credit Exposure (G+H)	~~W~~	120,846	100%

(1)

Includes domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currencies and private placement corporate bonds in Won.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2022, categorized by geographic area(1):

	June 30, 2022		As % of June 30, 2022 Total
	(billions of Won, except for percentages)
Asia(2)	~~W~~	68,399	77%
Europe		9,956	11
America		8,126	9
Africa		1,810	2

Total	~~W~~	88,292	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Individual Exposure

As of June 30, 2022, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering Co., Ltd. in the amount of ~~W~~4,494 billion, an increase from ~~W~~3,379 billion as of December 31, 2021, primarily due to an increase in guarantees.

As of June 30, 2022, our second and third largest Credit Exposures, respectively, were to Hyundai Heavy Industries Co., Ltd. in the amount of ~~W~~2,887 billion and Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~2,499 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2022(1):

Rank	Name of Borrower	Loans	Guarantees	Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	589	3,905	4,494
2	Hyundai Heavy Industries Co., Ltd.	79	2,808	2,887
3	Samsung Heavy Industries Co., Ltd.	168	2,331	2,499
4	SK hynix Inc.	1,893	—	1,893
5	GS Engineering & Construction Corp.	772	830	1,602

(1)	Excludes loans and guarantees extended to affiliates.
Source:	Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2022:

	As of June 30, 2022
	Loan Amount(1)		Loan Loss Reserve(2)
Normal	~~W~~	150,643	~~W~~	650
Precautionary		12,936		1,080
Sub-standard		273		150
Doubtful		233		102
Estimated Loss		1,020		944

Total	~~W~~	165,104	~~W~~	2,927

(1)

These figures include loans (excluding inter-bank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2022, the amount of our non-performing assets was ~~W~~1,526 billion, a decrease of 22.1% from ~~W~~1,958 billion as of December 31, 2021. As of June 30, 2022, our non-performing asset ratio was 1.0%, compared to 1.3% as of December 31, 2021.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2022:

	June 30, 2022
	(billions of Won, except for percentages)
Loan Loss Reserve (A)	~~W~~	2,927
NPA (B)(1)		1,526
Total Equity (C)		15,553
Reserve to NPA (A/B)		192%
Equity at Risk (B-A)/C		—

(1)	Non-performing assets, which are defined as assets that are classified as substandard or below.
Source:	Internal accounting records.

Investments

As of June 30, 2022, our total investment in securities amounted to ~~W~~15,502 billion, representing 13.4% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2022:

Type of Investment Securities	Amount		%
	(billions of Won)
Financial Assets at FVOCI	~~W~~	12,006	77%
Securities at Amortized Cost		1,560	10
Investments in Associates and Subsidiaries		1,936	12

Total	~~W~~	15,502	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2022, we had issued a total amount of ~~W~~34,369 billion in confirmed guarantees and acceptances, of which ~~W~~29,940 billion, representing 87.1% of the total amount, was classified as normal and ~~W~~4,070 billion, representing 11.8% of the total amount, was classified as precautionary, and ~~W~~359 billion, representing 1.0% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2022, our outstanding loans made at floating rates of interest totaled approximately ~~W~~59,516 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ~~W~~57,605 billion, including those raised in Australian Dollar, Euro and Brazil Real and swapped into U.S. dollar floating rate borrowings. As of June 30, 2022, we had entered into 436 interest rate related derivative contracts with a notional amount of ~~W~~69,208 billion and had entered into 513 currency related derivative contracts with a notional amount of ~~W~~32,497 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021—Note 20”.

Sources of Funding

We raised a net total of ~~W~~39,368 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2022, an increase of 27.8% from ~~W~~30,801 billion in the corresponding period of 2021. Total loan repayments, including prepayments by our clients, during the first half of 2022 amounted to ~~W~~29,081 billion, a decrease of 2.9% from ~~W~~29,962 billion during the corresponding period of 2021.

As of June 30, 2022, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ~~W~~12,320 billion during the first half of 2022.

During the first half of 2022, we issued eurobonds in the aggregate principal amount of US$2,861 million in various types of currencies under our existing global medium term notes program, a 1.7% increase from US$2,813 million in the corresponding period of 2021. In addition, we issued global bonds during the first half of 2022 in the aggregate amount of US$3,000 million under our U.S. shelf registration statement compared with US$3,500 million in the corresponding period of 2021. As of June 30, 2022, the outstanding amounts of our notes and debentures were US$30,643 million, HKD 6,508 million, BRL 6,377 million, EUR 5,534 million, THB

7,880 million, CHF 1,250 million, AUD 4,006 million, INR 37,604 million, CNY 7,500 million, IDR 10,733,000 million, PEN 473 million, NZD 174 million, ZAR 6,115 million, NOK 2,250 million, SEK 250 million, GBP 71 million, CAD 65 million, MXN 13,000 million, CZK 3,420 million, PLN 194 million, SGD 200 million and PHP 6,400 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of June 30, 2022, the outstanding amount of such borrowings from foreign financial institutions was US$600 million.

As of June 30, 2022, our total paid-in capital amounted to ~~W~~12,773 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 69%, 9% and 22%, respectively, of our paid-in capital.

As of June 30, 2022, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~93,130 billion, was equal to 21.5% of the authorized amount of ~~W~~433,134 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2022:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2022		2023		2024		2025		Thereafter
	(billions of won)
Won	~~W~~	10,660	~~W~~	11,510	~~W~~	2,320	~~W~~	960	~~W~~	1,610
Foreign(2)		9,689		15,794		12,858		9,878		19,550

Total Won Equivalent	~~W~~	20,349	~~W~~	27,304	~~W~~	15,178	~~W~~	10,838	~~W~~	21,160

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on June 30, 2022, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2022, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$3,910 million, US$7,494 million and US$15,288 million, respectively. As of June 30, 2022, our total foreign currency liabilities exceeded our total foreign currency assets by US$6,499 million.

Capital Adequacy

As of June 30, 2022, our capital adequacy ratio, on a consolidated basis, was 14.1%, a decrease from 14.8% as of December 31, 2021.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of June 30, 2022:

	June 30, 2022
	(billions of Won, except for percentages)
Tier I	~~W~~	15,614
Paid-in Capital (including capital adjustments)		12,773
Retained Earnings(1)		2,232
Accumulated other comprehensive income		786
Common shares issued by consolidated subsidiaries of the bank and held by third parties		2
Deductions from Tier I Capital		179
Capital Adjustments		134
Deferred Tax Asset		45
Others		—
Tier II (General Loan Loss Reserves)		1,902
Total Capital		17,516
Risk Adjusted Assets		—
Capital Adequacy Ratios
Tier I common equity		12.6%
Tier 1		12.6%
Tier I and Tier II		14.1%

(1)	Net amount after deducting regulatory reserve for bad loans.
Source:	Internal accounting records.

Management and Employees

Management

The members of the Board of Directors are currently as follows:

Name	Board Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and President
Woo-seog Kwon	May 15, 2021	Vice Chairman and Chief Operating Officer
Tae-soo Kim	May 15, 2021	Executive Director
Bok-hwan Yu	January 6, 2020	Non-standing Executive Director
Tammy Chung	January 6, 2020	Non-standing Executive Director
Jaimin Lee	September 18, 2021	Non-standing Executive Director
Tae-ho Yun	September 18, 2021	Non-standing Executive Director

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2022 and December 31, 2021 and for the six months ended June 30, 2022 and 2021 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

	June 30, 2022		December 31, 2021
	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	7,394,812	~~W~~	4,462,685
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		4,282,341		2,598,204
Hedging derivative assets (Notes 4, 5 and 20)		123,483		561,911
Loans at amortized cost (Notes 4, 5, 10 and 37)		86,125,277		77,458,119
Financial investments (Notes 4, 5 and 9)		13,566,181		12,745,359
Investments in associates and subsidiaries (Note 11)		1,936,432		1,565,153
Tangible assets, net (Note 12)		272,104		270,367
Intangible assets, net (Note 13)		37,902		34,452
Deferred tax assets (Note 34)		776,315		875,099
Retirement benefit assets, net (Note 18)		8,533		13,605
Other assets (Notes 4, 5, 14 and 37)		1,322,209		866,698

	~~W~~	115,845,589	~~W~~	101,451,652

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	~~W~~	2,076,727	~~W~~	768,115
Hedging derivative liabilities (Notes 4, 5 and 20)		2,025,031		661,057
Borrowings (Notes 4, 5 and 15)		8,055,264		5,576,909
Debentures (Notes 4, 5 and 16)		85,074,372		76,486,053
Provisions (Notes 17)		770,218		621,467
Other liabilities (Notes 4, 5, 19 and 37)		2,291,270		1,985,120

		100,292,882		86,098,721

STOCKHOLDERS’ EQUITY:
Capital stock (Notes 1 and 21)		12,773,254		12,748,254
Capital adjustments		(133,716)		(133,716)
Other components of equity (Notes 20 and 22)		763,040		882,669
Retained earnings (Note 23)
(Regulatory reserve for loan losses as of June 30, 2022 and December 31 2021: ~~W~~239,710 million and ~~W~~149,219 million)		2,150,129		1,855,724

		15,552,707		15,352,931

	~~W~~	115,845,589	~~W~~	101,451,652

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Six months ended June 30, 2022		Six months ended June 30, 2021
	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	1,055,273	~~W~~	871,249
Interest expenses		(541,277)		(395,039)

		513,996		476,210

Net commission income (Notes 25 and 37):
Commission income		161,187		139,261
Commission expenses		(10,128)		(8,994)

		151,059		130,267

Dividend income (Note 26)		51,524		38,493
Net gain (loss) on financial assets at FVTPL (Note 27)		(91,048)		28,306
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		(2,709,813)		(760,263)
Net gain (loss) on financial investments (Note 29)		(47)		1,530
Net gain (loss) on foreign exchange transaction		475,506		150,840
Net other operating income (expenses) (Note 30)		2,488,942		655,028
Reversal of (additional) impairment loss on credit (Notes 31 and 37)		(94,070)		74,165
General and administrative expenses (Note 32)		(121,261)		(113,201)

Total operating income		664,788		681,375

NON-OPERATING INCOME (Note 33):
Net gain (loss) on investments in associates and subsidiaries (Note 26)		5,232		10,931
Net other non-operating income (expenses)		(1,113)		(2,563)

		4,119		8,368

PROFIT BEFORE INCOME TAX		668,907		689,743
INCOME TAX EXPENSES (Note 34)		(183,246)		(166,401)

PROFIT FOR THE PERIOD		485,661		523,342

(Adjusted profit for the period after regulatory reserve for loan losses for the six months ended June 30, 2022 and 2021: ~~W~~241,245 million and ~~W~~550,657 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Remeasurement of net defined benefit liabilities		—		—
Net gain (loss) on equity securities at fair value through other comprehensive income(“FVOCI”)		86,118		465,732
Income tax effect		(20,841)		(112,705)
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on debt securities at FVOCI		(249,108)		(15,971)
Net gain (loss) on valuation of cash flow hedge		5,168		970
Income tax effect		59,034		3,630

		(119,629)		341,656

TOTAL COMPREHENSIVE INCOME	~~W~~	366,032	~~W~~	864,998

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

					Other components of equity
	Capital stock		Capital adjustments		Gain (Loss) on valuation of financial assets at FVOCI		Gain (Loss) on valuation of cash- flow hedge		Remeasurement, net of defined benefit liabilities		Gain (loss) on disposal of financial assets at FVOCI		Retained earnings		Total
	(Korean won in millions)
January 1, 2021	~~W~~	12,449,456	~~W~~	(132,271)	~~W~~	853,563	~~W~~	3	~~W~~	11,855	~~W~~	(62,104)	~~W~~	1,348,944	~~W~~	14,469,446
Paid-in capital increase		298,798		(1,442)		—		—		—		—		—		297,356
Payment of dividends		—		—		—		—		—		—		(40,759)		(40,759)
Total comprehensive income		—		—		325,518		735		—		15,403		523,342		864,998
Profit for the period		—		—		—		—		—		—		523,342		523,342
Other comprehensive income (loss):		—		—		325,518		735		—		15,403		—		341,656
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		325,518		—		—		—		—		325,518
Net gain on valuation of cash flow hedge, net of tax		—		—		—		735		—		—		—		735
Net gain on disposal of financial assets at FVOCI , net of tax		—		—		—		—		—		15,403		—		15,403

June 30, 2021	~~W~~	12,748,254	~~W~~	(133,713)	~~W~~	1,179,081	~~W~~	738	~~W~~	11,855	~~W~~	(46,701)	~~W~~	1,831,527	~~W~~	15,591,041

January 1, 2022	~~W~~	12,748,254	~~W~~	(133,716)	~~W~~	930,776	~~W~~	2,968	~~W~~	18,865	~~W~~	(69,940)	~~W~~	1,855,724	~~W~~	15,352,931
Paid-in capital increase		25,000		—		—		—		—		—		—		25,000
Payment of dividends		—		—		—		—		—		—		(191,256)		(191,256)
Total comprehensive income		—		—		(223,811)		3,918		—		100,264		485,661		366,032
Profit for the period		—		—		—		—		—		—		485,661		485,661
Other comprehensive income (loss):		—		—		(223,811)		3,918		—		100,264		—		(119,629)
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		(223,811)		—		—		—		—		(223,811)
Net gain on valuation of cash flow hedge, net of tax		—		—		—		3,918		—		—		—		3,918
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		100,264		—		100,264

June 30, 2022	~~W~~	12,773,254	~~W~~	(133,716)	~~W~~	706,965	~~W~~	6,886	~~W~~	18,865	~~W~~	30,324	~~W~~	2,150,129	~~W~~	15,552,707

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Six months ended June 30, 2022		Six months ended June 30, 2021
	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the period	~~W~~	485,661	~~W~~	523,342

Adjustments to reconcile profit for the period to net cash used in operating activities:
Income tax expenses		183,246		166,401
Interest income		(1,055,273)		(871,249)
Interest expenses		541,277		395,039
Dividend and distribution income		(59,006)		(45,602)
Dividend received from subsidiaries and associates		(5,232)		(10,931)
Loss on financial assets at FVTPL		12,069		11,064
Loss on financial assets at FVOCI		144		—
Transfer to derivatives’ credit risk provision		663		—
Loss on foreign exchange transactions		960,886		464,283
Additional impairment loss on credit		94,070		—
Depreciation and amortization		9,191		8,917
Loss on disposal of tangible, intangible and other assets		2		1
Loss on valuation of derivative assets for trading		1,835,306		557,372
Loss on valuation of derivative assets for hedging		1,949,138		702,584
Loss on fair value hedged items		83,194		29,676
Retirement benefits		5,415		5,617
Gain on financial assets at FVTPL		(34,516)		(5,030)
Gain on financial assets at FVOCI		(97)		(1,530)
Reversal of derivatives’ credit risk provision		(10,849)		(14,378)
Gain on foreign exchange transactions		(1,436,393)		(696,758)
Reversal of impairment loss on credit		—		(74,165)
Gain on disposal of tangible, intangible and other assets		(80)		(23)
Gain on valuation of derivative assets for trading		(1,270,639)		(416,376)
Gain on valuation of derivative assets for hedging		(152,468)		(46,010)
Gain on fair value hedged items		(2,564,231)		(674,246)

		(914,183)		(515,344)

Changes in operating assets and liabilities:
Due from financial institutions		(2,063,131)		(148,776)
Financial assets and liabilities at FVTPL		(896,651)		947,655
Hedging derivative assets and liabilities		(18,582)		(75,492)
Loans at amortized cost		(4,201,293)		(278,891)
Other assets		(481,508)		284,761
Provisions		39,670		3,147
Net retirement benefit liabilities (assets)		(343)		85
Other liabilities		137,617		(495,416)

		(7,484,221)		237,073

Payment of income tax		—		(400,397)
Interest received		1,012,190		845,957
Interest paid		(350,147)		(352,007)
Dividend received		64,238		56,533

Net cash provided by (used in) operating activities		(7,186,462)		395,157

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021 (CONTINUED)

	Six months ended June 30, 2022		Six months ended June 30, 2021
	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of financial investments	~~W~~	944,242	~~W~~	466,064
Disposals of investments in associates		1,230		—
Disposals of tangible assets		80		23
Disposals of intangible assets		74		—
Acquisitions of financial investments		(1,676,093)		(1,353,538)
Acquisitions of investments in associates		(372,510)		(26,461)
Acquisitions of tangible assets		(5,840)		(4,256)
Acquisitions of intangible assets		(8,615)		(4,168)

Net cash used in investing activities		(1,117,432)		(922,336)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings		5,646,121		10,882,659
Proceeds from debentures		12,282,037		30,623,094
Paid-in capital increase		25,000		297,356
Increase in deposits		2		—
Net decrease in call-money		(801,245)		—
Repayment of borrowings		(2,944,537)		(11,607,377)
Repayment of debentures		(5,264,463)		(29,714,381)
Payment of dividends		(191,256)		(40,759)
Decrease in deposits		(2)		—

Net cash provided by financing activities		8,751,657		440,592

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		447,763		(86,587)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		3,146,957		3,071,235
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		250,238		41,869

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 7 and 35)	~~W~~	3,844,958	~~W~~	3,026,517

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

1.	GENERAL:

(1)	Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2022, the Bank operates a head office in Seoul, Marine Finance Center in Busan, ten domestic branches, three domestic offices, a domestic subsidiary, five overseas subsidiaries, and twenty-four overseas offices.

The Bank’s authorized capital is ~~W~~15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ~~W~~12,773,254 million as of June 30, 2022. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 68.80%, 9.12%, and 22.08%, respectively, of the ownership of the Bank as of June 30, 2022.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate interim financial statements. The Bank receives fees from the Government for the trustee services.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of June 30, 2022 and December 31, 2021 are as follows:

(June 30, 2022)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Jun. 30, 2022
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Jun. 30, 2022
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Jun. 30, 2022
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Jun. 30, 2022
KEXIM Global(Singapore) Ltd	Singapore	USD	300mil.	Finance	300,000,000	100.00	Jun. 30, 2022
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Jun. 30, 2022

(December 31, 2021)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2021
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2021
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Dec. 31, 2021
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2021
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2021

(*1)	This entity does not issue share certificates.

2)	Associates of the Bank as of June 30, 2022 and December 31, 2021 are as follows:

(June 30, 2022)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,145mil	Financial service	171,400,000	14.97	Jun. 30, 2022
KTB Newlake Global Healthcare PEF	Korea	KRW	28,930mil	Financial service	7,232,555,500	25.00	Jun. 30, 2022
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil	Manufacturing	25,745,964	26.41	Jun. 30, 2022
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,453mil	Shipbuilding	—	—	Jun. 30, 2022

(December 31, 2021)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,137mil.	Financial service	171,400,000	15.07	Dec. 31, 2021
KTB Newlake Global Healthcare PEF	Korea	KRW	33,850mil.	Financial service	8,462,558,125	25.00	Dec. 31, 2021
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2021
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,453mil.	Shipbuilding	—	—	Dec. 31, 2021

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of condensed separate financial statement preparation

These condensed separate interim financial statements were prepared in accordance with K-IFRS No.1034, ‘Interim Financial Reporting’ as part of the period covered by the Bank’s K-IFRS annual financial statements. These condensed separate interim financial statements do not include all of the disclosures required for full annual financial statements.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The Bank’s accounting policies applied for the accompanying condensed separate interim financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2021.

(2)	Functional Currency

Items included in the separate financial statements in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The separate financial statements are presented in Korean won, which is the Bank’s functional and presentation currency.

(3)	New and amended standards and interpretation adopted by the Bank

The Bank has applied the following standards and amendments for the first time for their annual reporting period commenced January 1, 2022.

1)	Amendments to K-IFRS No.1116 ‘Lease’ – COVID19-Related Rent Concessions, etc. Beyond June 30, 2021

The amendments of the practical expedient, a lessee may elect not to assess whether a rent concession occurring as a direct consequence of the COVID-19 pandemic is a lease modification, is extended to lease payments originally due on or before 30 June 2022. A lessee shall apply the practical expedient consistently to eligible contracts with similar characteristics and in similar circumstances. These amendments do not have a significant impact on the financial statements.

2)	Amendments to K-IFRS No.1103 ‘Business Combination’ – Reference to the Conceptual Framework

The amendments update a reference of definition of assets and liabilities to qualify for recognition in revised Conceptual Framework for Financial Reporting. However, the amendments add an exception for the recognition of liabilities and contingent liabilities within the scope of K-IFRS No.1037 ‘Provisions, Contingent Liabilities and Contingent Assets’, and K-IFRS No.2121 ‘Levies’. The amendments also confirm that contingent assets should not be recognized at the acquisition date. These amendments do not have a significant impact on the financial statements.

3)	Amendments to K-IFRS No.1016 ‘Property, Plant and Equipment’ – Proceeds Before Intended Use

The amendments prohibit an entity from deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while the entity is preparing the asset for its intended use. Instead, the entity will recognize the proceeds from selling such items, and the costs of producing those items, as profit or loss. These amendments do not have a significant impact on the financial statements.

4)	Amendments to K-IFRS No.1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ – Onerous Contracts: Cost of Fulfilling a Contract

The amendments clarify that the direct costs of fulfilling a contract include both the incremental costs of fulfilling the contract and an allocation of other costs directly related to fulfilling contracts when assessing whether the contract is onerous. These amendments do not have a significant impact on the financial statements.

(4)	New standards and interpretations not yet adopted by the Bank

The following new accounting standards and interpretations have been published that are not mandatory for December 31, 2022 reporting periods and have not been early adopted by the Bank.

1)	Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise the right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

2)	Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Accounting Policy Disclosure

The amendments require an entity to define and disclose their material accounting policy information. IFRS Practice Statement 2 Making Materiality Judgements was amended to explain and demonstrate how to apply the concept of materiality. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

3)	Amendments to K-IFRS No.1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’ – Definition of Accounting Estimates

The amendments introduce the definition of accounting estimates and clarify how to distinguish changes in accounting estimates from changes in accounting policies. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

4)	Amendments to K-IFRS No.1012 ‘Income Taxes’ – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction

The amendments narrow the scope of the deferred tax recognition exemption so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

3.	SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimates and assumptions based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as those applied in preparation of the annual separate financial statements for the year ended December 31, 2021.

4.	RISK MANAGEMENT:

4-1.	Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1)	Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Cash and due from financial institutions	~~W~~	7,394,812	~~W~~	4,462,685
Financial assets at FVTPL		4,276,853		2,590,247
Hedging derivative assets		123,483		561,911
Loans at amortized cost (*1)		86,133,286		77,460,842
Financial investments (*2)		4,497,298		3,707,673
Other financial assets		1,264,338		846,679
Acceptances and guarantee contracts		47,064,641		40,231,483
Commitments (*3)		31,752,221		32,101,482

Total	~~W~~	182,506,932	~~W~~	161,963,002

(*1)	Loans at amortized cost exclude loan valuation adjustment related to fair value hedging.

(*2)	Allowances for loan losses for securities at amortized cost is excluded.

(*3)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

In order to secure asset quality and enhance equity capital adequacy, the Bank reserves and manages allowances for loan losses on loans that have credit risk. Impairment on loans can be either deducted directly from the carrying amount thereof or can be deducted using the account of allowances for loan losses. The Bank’s financial statements presents impairment on loans using the account of allowances for loan losses, after the measurement of credit risk inherent in loans.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans as of June 30, 2022 and December 31, 2021 are categorized as follows (Korean won in millions):

(June 30, 2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	29,220,043	~~W~~	4,215	~~W~~	4,541	~~W~~	29,228,799
Outstanding		31,895,945		—		11,750		31,907,695
Good		23,483,159		1,322,244		22,103		24,827,506
Below normal		—		550,840		78,327		629,167

Subtotal		84,599,147		1,877,299		116,721		86,593,167

Individual assessment:
Best		—		—		4,352		4,352
Outstanding		—		—		—		—
Good		—		86,045		6,803		92,848
Below normal		—		738,916		862,227		1,601,143

Subtotal		—		824,961		873,382		1,698,343

Total	~~W~~	84,599,147	~~W~~	2,702,260	~~W~~	990,103	~~W~~	88,291,510

Net deferred origination fees and costs								(344,357)
Allowances								(1,813,867)

Total							~~W~~	86,133,286

(December 31, 2021)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	25,780,685	~~W~~	1,846	~~W~~	10,011	~~W~~	25,792,542
Outstanding		27,937,616		—		5,000		27,942,616
Good		21,359,536		1,590,455		63,234		23,013,225
Below normal		—		385,669		81,028		466,697

Subtotal		75,077,837		1,977,970		159,273		77,215,080

Individual assessment:
Best		—		—		3,991		3,991
Outstanding		—		—		—		—
Good		—		709,590		7,406		716,996
Below normal		—		757,796		1,300,691		2,058,487

Subtotal		—		1,467,386		1,312,088		2,779,474

Total	~~W~~	75,077,837	~~W~~	3,445,356	~~W~~	1,471,361	~~W~~	79,994,554

Net deferred origination fees and costs								(368,209)
Allowances								(2,165,503)

Total							~~W~~	77,460,842

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(8,009) million and ~~W~~(2,723) million as of June 30, 2022 and December 31, 2021, respectively.

(5)	Credit quality of securities

Securities (debt securities) exposed to credit risk as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Grade 1	~~W~~	4,497,298	~~W~~	—	~~W~~	—	~~W~~	4,497,298
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	4,497,298	~~W~~	—	~~W~~	—	~~W~~	4,497,298

(December 31, 2021)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Grade 1	~~W~~	3,707,673	~~W~~	—	~~W~~	—	~~W~~	3,707,673
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	3,707,673	~~W~~	—	~~W~~	—	~~W~~	3,707,673

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(8,009) million and ~~W~~(2,723) million as of June 30, 2022 and December 31, 2021, respectively.

1)	Loans by country of location as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	27,192,552	~~W~~	11,088,141	~~W~~	2,491,969	~~W~~	40,772,662	46.18	~~W~~	(16,925)	~~W~~	(547,125)
China		—		1,882,499		199,125		2,081,624	2.36		(1,285)		(38,565)
Saudi Arabia		—		2,267,239		8,553		2,275,792	2.58		(20,393)		(14,950)
India		—		2,821,401		47,442		2,868,843	3.25		(15,600)		(3,417)
Indonesia		15,000		3,113,976		6,364		3,135,340	3.55		(38,201)		(7,264)
Vietnam		—		4,176,762		84,347		4,261,109	4.83		(25,504)		(46,440)
Australia		—		346,531		—		346,531	0.39		(16,187)		(3,081)
Philippines		—		12,889		—		12,889	0.01		—		(600)
Qatar		—		518,582		—		518,582	0.59		(1,590)		(2,978)
Singapore		—		593,425		—		593,425	0.67		(3,342)		(1,821)
Oman		—		1,306,162		—		1,306,162	1.48		(12,591)		(17,939)
Hong Kong		—		324,100		13,414		337,514	0.38		—		(1,134)
The United Arab Emirates		—		5,077,570		5,053		5,082,623	5.76		(18,335)		(4,096)
Uzbekistan		—		1,215,527		—		1,215,527	1.38		(8,348)		(33,430)
Others		10,600		3,408,189		171,369		3,590,158	4.07		(82,077)		(94,183)

Subtotal		27,218,152		38,152,993		3,027,636		68,398,781	77.48		(260,378)		(817,023)

Europe:
Russia		—		379,375		—		379,375	0.43		(275)		(100,148)
United Kingdom		—		1,446,278		—		1,446,278	1.64		(7,808)		(23,016)
France		—		87,073		2,506		89,579	0.10		(590)		(1)
Netherlands		—		—		34,020		34,020	0.04		—		(123)
Greece		—		1,950,213		—		1,950,213	2.21		(9,122)		(2,881)
Ireland		—		42,342		—		42,342	0.05		(239)		(96)
Turkey		—		1,395,261		21,136		1,416,397	1.60		(11,849)		(128,759)
Germany		—		279,483		21,306		300,789	0.34		(261)		(1,005)
Ukraine		—		64,095		—		64,095	0.07		(62)		(122)
Hungary		—		1,944,270		—		1,944,270	2.20		(1,525)		(2,528)
Others		—		2,207,950		81,061		2,289,011	2.59		(10,032)		(13,180)

Subtotal		—		9,796,340		160,029		9,956,369	11.27		(41,763)		(271,859)

America:
Panama		—		1,196,206		66,537		1,262,743	1.43		(5,190)		(1,481)
United States		—		2,737,456		16,490		2,753,946	3.12		(2,566)		(16,605)
The British Virgin Islands		—		11,490		—		11,490	0.01		—		—
Mexico		—		345,668		—		345,668	0.39		(2,994)		(4,048)
Brazil		—		2,269,951		—		2,269,951	2.57		(3,511)		(9,055)
Others		—		1,482,470		—		1,482,470	1.68		(6,702)		(14,399)

Subtotal		—		8,043,241		83,027		8,126,268	9.20		(20,963)		(45,588)

Africa:
Marshall Islands		—		573,804		—		573,804	0.65		(2,367)		(1,088)
Liberia		—		84,262		—		84,262	0.10		(677)		(167)
Nigeria		—		344,621		—		344,621	0.39		(5,222)		(7,033)
Morocco		—		89,087		—		89,087	0.10		(870)		(123)
Others		—		682,718		35,600		718,318	0.81		(12,117)		(670,986)

Subtotal		—		1,774,492		35,600		1,810,092	2.05		(21,253)		(679,397)

Total	~~W~~	27,218,152		57,767,066		3,306,292		88,291,510	100.00		(344,357)		(1,813,867)

(December 31, 2021)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	24,210,953	~~W~~	7,741,888	~~W~~	2,038,511	~~W~~	33,991,352	42.49	~~W~~	(22,202)	~~W~~	(713,282)
China		—		2,324,587		411,263		2,735,850	3.42		(1,531)		(35,833)
Saudi Arabia		—		2,190,841		7,930		2,198,771	2.75		(24,914)		(13,240)
India		—		2,322,922		20,219		2,343,141	2.93		(16,348)		(3,099)
Indonesia		15,000		2,986,511		13,892		3,015,403	3.77		(42,164)		(6,304)
Uzbekistan		—		4,068,879		161,045		4,229,924	5.29		(26,414)		(46,057)
Vietnam		—		281,279		481		281,760	0.35		(16,307)		(2,744)
Australia		—		15,458		—		15,458	0.02		(1)		(637)
Philippines		—		509,196		—		509,196	0.64		(1,727)		(2,914)
Qatar		—		579,042		23,013		602,055	0.75		(3,845)		(520)
Singapore		—		1,170,554		—		1,170,554	1.46		(13,101)		(14,849)
Oman		—		262,030		245,927		507,957	0.63		—		(1,024)
Hong Kong		—		4,597,422		9,904		4,607,326	5.76		(19,130)		(2,329)
The United Arab Emirates		—		1,134,276		—		1,134,276	1.42		(8,870)		(30,918)
Others		11,400		3,209,925		808,949		4,030,274	5.04		(83,450)		(88,289)

Subtotal		24,237,353		33,394,810		3,741,134		61,373,297	76.72		(280,004)		(962,039)

Europe:
Russia		—		348,174		—		348,174	0.44		(324)		(1,074)
United Kingdom		—		1,778,473		164,964		1,943,437	2.43		(10,402)		(427,599)
France		—		84,899		6,597		91,496	0.11		(630)		(78)
Netherlands		—		—		15,396		15,396	0.02		—		(88)
Greece		—		1,937,778		—		1,937,778	2.42		(9,648)		(2,844)
Ireland		—		53,802		—		53,802	0.07		(254)		(117)
Turkey		—		1,343,317		16,570		1,359,887	1.70		(12,448)		(118,579)
Germany		—		299,618		16,770		316,388	0.40		(343)		(983)
Ukraine		—		60,128		—		60,128	0.08		(79)		(116)
Hungary		—		1,333,943		—		1,333,943	1.67		(1,746)		(1,929)
Others		—		2,025,612		139,083		2,164,695	2.69		(6,634)		(18,829)

Subtotal		—		9,265,744		359,380		9,625,124	12.03		(42,508)		(572,236)

America:
Panama		—		1,054,208		27,034		1,081,242	1.35		(5,834)		(1,740)
United States		—		2,743,778		16,404		2,760,182	3.45		(3,521)		(15,001)
The British Virgin Islands		—		14,054		—		14,054	0.02		—		—
Mexico		—		337,718		—		337,718	0.42		(3,194)		(1,912)
Brazil		—		1,713,043		—		1,713,043	2.14		(3,683)		(5,718)
Others		—		1,381,962		—		1,381,962	1.73		(7,076)		(14,117)

Subtotal		—		7,244,763		43,438		7,288,201	9.11		(23,308)		(38,488)

Africa:
Marshall Islands		—		546,075		—		546,075	0.68		(2,577)		(1,313)
Liberia		—		18,095		—		18,095	0.02		(324)		(69)
Nigeria		—		348,377		—		348,377	0.44		(6,017)		(6,443)
Morocco		—		96,955		—		96,955	0.12		(943)		(127)
Others		—		698,430		—		698,430	0.88		(12,528)		(584,788)

Subtotal		—		1,707,932		—		1,707,932	2.14		(22,389)		(592,740)

Total	~~W~~	24,237,353	~~W~~	51,613,249	~~W~~	4,143,952	~~W~~	79,994,554	100.00	~~W~~	(368,209)	~~W~~	(2,165,503)

2)	Loans by industry as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	13,912,908	~~W~~	26,771,900	~~W~~	674,350	~~W~~	41,359,158	46.84	~~W~~	(163,993)	~~W~~	(1,388,451)
Transportation		1,630,550		6,788,952		253,737		8,673,239	9.82		(34,685)		(98,382)
Financial institutions		9,551,746		7,846,649		2,291,820		19,690,215	22.30		(3,536)		(108,670)
Wholesale and retail		924,621		1,311,496		59,197		2,295,314	2.60		(2,372)		(16,043)
Real estate		—		406,586		1,568		408,154	0.46		(2,127)		(45,651)
Construction		468,873		1,867,408		2,370		2,338,651	2.65		(28,817)		(17,155)
Public sector and others		729,454		12,774,075		23,250		13,526,779	15.33		(108,827)		(139,515)

Total	~~W~~	27,218,152	~~W~~	57,767,066	~~W~~	3,306,292	~~W~~	88,291,510	100.00	~~W~~	(344,357)	~~W~~	(1,813,867)

(December 31, 2021)

	Loans											Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees
Manufacturing	~~W~~	12,800,359	~~W~~	24,571,341	~~W~~	791,091	~~W~~	38,162,791	47.71	~~W~~	(176,107)	~~W~~	(1,401,287)
Transportation		1,295,966		6,976,031		245,434		8,517,431	10.65		(37,475)		(137,338)
Financial institutions		8,289,003		5,583,824		2,845,411		16,718,238	20.90		(8,171)		(23,955)
Wholesale and retail		887,494		830,269		66,748		1,784,511	2.23		(2,303)		(14,175)
Real estate		—		331,210		527		331,737	0.41		(1,927)		(44,164)
Construction		365,842		1,534,289		2,371		1,902,502	2.38		(26,505)		(15,492)
Public sector and others		598,689		11,786,285		192,370		12,577,344	15.72		(115,721)		(529,092)

Total	~~W~~	24,237,353	~~W~~	51,613,249	~~W~~	4,143,952	~~W~~	79,994,554	100.00	~~W~~	(368,209)	~~W~~	(2,165,503)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022			Dec. 31, 2021
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	~~W~~	186,921	4.37	~~W~~	36,186	1.40
Banking and insurance		3,891,544	90.99		2,104,501	81.25
Others		198,388	4.64		449,560	17.35

Subtotal		4,276,853	100.00		2,590,247	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		1,752,657	59.68		1,766,442	63.63
Banking and insurance		778,910	26.52		607,725	21.89
Others		405,358	13.80		402,059	14.48

Subtotal		2,936,925	100.00		2,776,226	100.00

Securities at amortized cost
Government and government sponsored institutions		1,255,871	80.49		594,569	63.83
Banking and insurance		175,790	11.27		124,797	13.40
Others		128,711	8.24		212,081	22.77

Subtotal		1,560,372	100.00		931,447	100.00

Hedging derivative assets
Banking and insurance		123,483	100.00		561,911	100.00

Total	~~W~~	8,897,633		~~W~~	6,859,831

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022			Dec. 31, 2021
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Korea	~~W~~	4,077,506	95.34	~~W~~	2,055,936	79.37
Others		199,347	4.66		534,311	20.63

Subtotal		4,276,853	100.00		2,590,247	100.00

Financial Assets at FVOCI
Korea		1,502,598	51.16		1,377,709	49.63
Others		1,434,327	48.84		1,398,517	50.37

Subtotal		2,936,925	100.00		2,776,226	100.00

Securities at amortized cost
Korea		740,560	47.46		295,671	31.74
Others		819,812	52.54		635,776	68.26

Subtotal		1,560,372	100.00		931,447	100.00

Hedging derivative assets
Korea		83,656	67.75		180,630	32.15
Others		39,827	32.25		381,281	67.85

Subtotal		123,483	100.00		561,911	100.00

Total	~~W~~	8,897,633		~~W~~	6,859,831

5)	Credit enhancement and its financial effect as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	86,133,286	~~W~~	47,064,641	~~W~~	31,752,221	~~W~~	164,950,148	100.00

Credit enhancement:
Deposits and savings		219,783		49,759		3,090		272,632	0.16
Export guarantee insurance		387,643		642,441		2,180		1,032,264	0.63
Guarantee		1,930,173		1,688,478		203,922		3,822,573	2.32
Securities		22,746		43,073		12,000		77,819	0.05
Real estate		939,665		383,374		342,847		1,665,886	1.01
Ships		1,355,290		294,535		—		1,649,825	0.99
Others		46,615		—		—		46,615	0.03

Subtotal		4,901,915		3,101,660		564,039		8,567,614	5.19

Exposure to credit risk after deducting credit enhancement	~~W~~	81,231,371	~~W~~	43,962,981	~~W~~	31,188,182	~~W~~	156,382,534	94.81

(December 31, 2021)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	77,460,842	~~W~~	40,231,483	~~W~~	32,101,482	~~W~~	149,793,807	100.00

Credit enhancement:
Deposits and savings		370,372		92,230		20,650		483,252	0.32
Export guarantee insurance		377,225		—		2,270		379,495	0.25
Guarantee		1,869,125		2,438,289		79,876		4,387,290	2.93
Securities		116,172		54,379		3,000		173,551	0.12
Real estate		2,340,034		520,125		458,278		3,318,437	2.22
Ships		761,363		137,849		—		899,212	0.60
Others		42,743		—		—		42,743	0.02

Subtotal		5,877,034		3,242,872		564,074		9,683,980	6.46

Exposure to credit risk after deducting credit enhancement	~~W~~	71,583,808	~~W~~	36,988,611	~~W~~	31,537,408	~~W~~	140,109,827	93.54

(*1)	Loans exclude loan valuation adjustment related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

1)	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2)	Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3)	The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,076,727	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,076,727
Hedging derivative liabilities		—		—		83,508		7,205		200,907		991,466		741,945		2,025,031
Borrowings		—		210,852		3,333,950		781,619		3,061,363		774,051		—		8,161,835
Debentures		—		2,404,629		5,641,867		9,168,574		15,693,555		49,166,353		11,891,958		93,966,936
Other financial liabilities		—		1,012,740		—		770		1,082		108,793		1,050,826		2,174,211

Total	~~W~~	2,076,727	~~W~~	3,628,221	~~W~~	9,059,325	~~W~~	9,958,168	~~W~~	18,956,907	~~W~~	51,040,663	~~W~~	13,684,729	~~W~~	108,404,740

Off-balance sheet items (*1):
Commitments	~~W~~	31,752,221	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	31,752,221
Financial guarantee contracts		12,259,369		—		—		—		—		—		—		12,259,369

Total	~~W~~	44,011,590	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	44,011,590

(*1)	Financial guarantees and loan commitments provided by the Bank have maturities. The Bank should fulfill the obligation immediately when the counterparty requests payment.

(December 31, 2021)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	768,115	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	768,115
Hedging derivative liabilities		—		—		23,753		8,085		85,607		369,482		174,130		661,057
Borrowings		—		1,141,327		1,729,423		1,210,033		878,151		629,597		—		5,588,531
Debentures		—		2,726,529		4,083,166		6,716,159		14,114,830		43,283,095		11,094,508		82,018,287
Other financial liabilities		—		684,629		1,695		161		8,305		94,195		1,036,295		1,825,280

Total	~~W~~	768,115	~~W~~	4,552,485	~~W~~	5,838,037	~~W~~	7,934,438	~~W~~	15,086,893	~~W~~	44,376,369	~~W~~	12,304,933	~~W~~	90,861,270

Off-balance sheet items (*1):
Commitments	~~W~~	32,101,482	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	32,101,482
Financial guarantee contracts		12,126,814		—		—		—		—		—		—		12,126,814

Total	~~W~~	44,228,296	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	44,228,296

(*1)	Financial guarantees and loan commitments provided by the Bank have maturities. The Bank should fulfill the obligation immediately when the counterparty requests payment.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method. Interest rate risk is measured by IRRBB standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

Value at Risk (VaR)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio.

Results of measurement

Results of foreign exchange VaR as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022				Dec. 31, 2021
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Foreign exchange risk	~~W~~29,161	~~W~~11,608	~~W~~52,618	~~W~~22,557	~~W~~30,800	~~W~~11,568	~~W~~56,546	~~W~~11,568

(3)	Interest rate risk in bank account

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income) and ΔEVE (Change in Economic Value of Equity) and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

Change in Economic Value of Equity (ΔEVE)

The Bank uses a yearly ΔEVE to measure interest rate risk. The yearly ΔEVE is the maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly ΔEVE by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method.

ΔEVE estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

Results of measurement

Results of interest rate risk as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022				Dec. 31, 2021
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Interest rate risk	~~W~~147,774	~~W~~118,406	~~W~~175,601	~~W~~118,406	~~W~~29,584	~~W~~9,393	~~W~~75,882	~~W~~36,540

(4)	Interest rate risk management

The Bank is closely monitoring the outputs of various industry groups and markets that manage the transition to the new interest rate benchmark, including announcements by IBOR regulation authority and various consultative bodies related to the transition to alternative interest rate. In response to these announcements, the Bank has completed most of the transition and replacement according to IBOR transition programs and plans consisting of major business areas such as finance, accounting, tax, legal, IT, and risk. The program is under the control of the CFO and related matters are reported to the board of directors. The purpose of the plan is to identify the impacts and risks associated with the index interest rate benchmark reform within the business, and to prepare and implement an action plan to facilitate the transition to alternative interest rate. The Bank aims to finalize its response plan by 2022.

The carrying amount of financial instruments that have not been converted to alternative indicator interest rate as of June 30, 2022 is as follows (Korean won in millions):

	Exposure Amount(*1)
Detail	USD		EUR		GBP		Others
Non-derivative financial assets
Securities at FVTPL	~~W~~	124,280	~~W~~	—	~~W~~	—	~~W~~	—
Securities at FVOCI		3,858		—		—		—
Loans at amortized cost		28,035,542		—		—		—
Acceptances and guarantee contracts(*2)		11,120,795		—		—		—
Derivative assets(*2)		956,665		—		—		—
Non-derivative financial liabilities Borrowings		338,740		—		—		—
Derivative liabilities		3,329,530		—		—		8,507

(*1)	Exposure amount exclude financial instruments that will disappear before converting to alternative indicator interest rate.
(*2)	Guarantees and derivatives are based on the nominal amount.

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, the Bank should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

(1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

(2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022				Dec. 31, 2021
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	7,394,812	~~W~~	7,394,812	~~W~~	4,462,685	~~W~~	4,462,685
Financial assets at FVTPL		4,282,341		4,282,341		2,598,204		2,598,204
Hedging derivative assets		123,483		123,483		561,911		561,911
Loans at amortized cost		86,125,277		84,700,494		77,458,119		77,458,119
Financial assets at FVOCI		12,006,055		12,006,055		11,814,063		11,814,063
Securities at amortized cost		1,560,126		1,470,841		931,296		946,507
Other financial assets		1,264,338		1,264,338		838,645		838,645

Total	~~W~~	112,756,432	~~W~~	111,242,364		98,664,923		98,680,134

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,076,727	~~W~~	2,076,727	~~W~~	768,115	~~W~~	768,115
Hedging derivative liabilities		2,025,031		2,025,031		661,057		661,057
Borrowings		8,055,264		8,101,113		5,576,909		5,583,498
Debentures		85,074,372		81,619,978		76,486,053		77,379,590
Other financial liabilities		2,174,211		2,174,211		1,825,280		1,825,280

Total	~~W~~	99,405,605	~~W~~	95,997,060	~~W~~	85,317,414	~~W~~	86,217,540

Fair value is the amount at which the assets could be exchanged or the liabilities could be settled in transaction between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimate of the fair value of a financial instrument is the price quoted in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial investments are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Financial instruments	Method of measuring fair value

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC (over-the-counter) derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:

Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

2)	Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	3,844,958	~~W~~	—	~~W~~	3,549,854	~~W~~	7,394,812
Loans at amortized cost		—		—		84,700,494		84,700,494
Securities at amortized cost		—		1,470,841		—		1,470,841
Other financial assets		—		—		1,264,338		1,264,338

Total	~~W~~	3,844,958	~~W~~	1,470,841	~~W~~	89,514,686	~~W~~	94,830,485

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	8,101,113	~~W~~	—	~~W~~	8,101,113
Debentures		—		81,619,978		—		81,619,978
Other financial liabilities		—		—		2,174,211		2,174,211

Total	~~W~~	—	~~W~~	89,721,091	~~W~~	2,174,211	~~W~~	91,895,302

(December 31, 2021)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	3,146,957	~~W~~	—	~~W~~	1,315,728	~~W~~	4,462,685
Loans at amortized cost		—		—		77,458,119		77,458,119
Securities at amortized cost		—		946,507		—		946,507
Other financial assets		—		—		838,645		838,645

Total	~~W~~	3,146,957	~~W~~	946,507	~~W~~	79,612,492	~~W~~	83,705,956

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	5,583,498	~~W~~	—	~~W~~	5,583,498
Debentures		—		77,379,590		—		77,379,590
Other financial liabilities		—		—		1,825,280		1,825,280

Total	~~W~~	—	~~W~~	82,963,088	~~W~~	1,825,280	~~W~~	84,788,368

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	2,934,034	~~W~~	1,348,307	~~W~~	4,282,341
Hedging derivative assets		—		123,483		—		123,483
Financial assets at FVOCI		324,204		2,936,925		8,744,926		12,006,055

	~~W~~	324,204	~~W~~	5,994,442	~~W~~	10,093,233	~~W~~	16,411,879

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	1,444,665	~~W~~	632,062	~~W~~	2,076,727
Hedging derivative liabilities		—		1,537,871		487,160		2,025,031

	~~W~~	—	~~W~~	2,982,536	~~W~~	1,119,222	~~W~~	4,101,758

(December 31, 2021)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	1,745,970	~~W~~	852,234	~~W~~	2,598,204
Hedging derivative assets		—		546,296		15,615		561,911
Financial assets at FVOCI		125,625		2,776,225		8,912,213		11,814,063

	~~W~~	125,625	~~W~~	5,068,491	~~W~~	9,780,062	~~W~~	14,974,178

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	516,985	~~W~~	251,130	~~W~~	768,115
Hedging derivative liabilities		—		527,610		133,447		661,057

	~~W~~	—	~~W~~	1,044,595	~~W~~	384,577	~~W~~	1,429,172

4)	The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,470,841	DCF Model	Discount rate
Financial liabilities
Borrowings		8,101,113	DCF Model	Discount rate
Debentures		81,619,978	DCF Model	Discount rate

(December 31, 2021)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	946,507	DCF Model	Discount rate
Financial liabilities
Borrowings		5,583,498	DCF Model	Discount rate
Debentures		77,379,590	DCF Model	Discount rate

5)	The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	3,549,854	DCF Model	Discount rate
Loans at amortized cost		84,700,494	DCF Model	Discount rate
Other financial assets		1,264,338	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,174,211	DCF Model	Discount rate

(December 31, 2021)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	1,315,718	DCF Model	Discount rate
Loans at amortized cost		77,458,119	DCF Model	Discount rate
Other financial assets		838,645	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,825,280	DCF Model	Discount rate

6)

The valuation techniques and input variables of Level 2 financial instruments, measured at fair value after initial recognition, as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	1,866,808	DCF Model	Discount rate
Derivative assets for trading		1,067,226	DCF Model	Discount rate
Hedging derivative assets		123,483	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,936,925	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		1,444,665	DCF Model	Discount rate
Hedging derivative liabilities		1,537,871	DCF Model	Discount rate

(December 31, 2021)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	1,042,384	DCF Model	Discount rate
Derivative assets for trading		703,586	DCF Model	Discount rate
Hedging derivative assets		546,296	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,776,225	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		516,985	DCF Model	Discount rate
Hedging derivative liabilities		527,610	DCF Model	Discount rate

7)

The valuation techniques and input variables (significant but unobservable) of Level 3 financial instruments, measured at fair value after initial recognition, as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	5,488
Beneficiary certificates		543,193	NAV Methods	—	—	—
Paid-in capital		164,286
Loans		3,620	LSMC Simulation	Volatility	25.81%	If volatility is increased(decreased), fair value is increased (decreased).
Derivatives		631,720	Binomial Model	Volatility Correlation	22.31% -0.8~1.0	If volatility is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	~~W~~	8,718,042	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	10%~15.37% 0% 18.67%~25.29%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		26,884	NAV Methods	—		—
Financial liabilities at FVTPL:
Derivatives	~~W~~	632,062	Binomial Model Hull-White Model	Volatility Correlation	22.31% -0.8~1.0	If volatility is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	487,160	Hull-White Model	Correlation	-0.8~1.0	If correlation is increased(decreased), fair value is increased (decreased).

(December 31, 2021)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	7,957
Beneficiary certificates		448,477	NAV Methods	—	—	—
Paid-in capital		139,430
Loans		5,505	LSMC Simulation	Volatility	17.54%	If volatility is increased(decreased), fair value is increased (decreased).
Derivatives		250,865	Binomial Model Hull-White Model	Volatility Correlation	22.62% -0.8~1.0	If volatility is increased(decreased)/ if correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	15,615	Hull-White Model	Correlation	-0.8~1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	~~W~~	8,886,980	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	7.69%~15.41% 1% 22.62%~25.09%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		25,233	NAV Methods	—		—
Financial liabilities at FVTPL:
Derivatives	~~W~~	251,130	Binomial Model Hull-White Model	Volatility Correlation	22.62% -0.8~1.0	If volatility is increased(decreased)/ if correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	133,447	Hull-White Model	Correlation	-0.8~1.0	If correlation is increased(decreased), fair value is increased (decreased).

8)	Changes in Level 3 financial assets that are measured at fair value for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	595,864	~~W~~	32,097	~~W~~	—	~~W~~	103,295	~~W~~	(18,289)	~~W~~	—	~~W~~	712,967
Loans at FVTPL		5,505		(233)		—		—		(1,652)		—		3,620
Derivative assets for trading		250,865		375,977		—		5,267		(389)		—		631,720
Hedging derivative assets		15,615		(14,877)		—		—		(738)		—		—
Financial assets at FVOCI		8,912,213		—		73,590		—		(240,877)		—		8,744,926

Total	~~W~~	9,780,062	~~W~~	392,964	~~W~~	73,590	~~W~~	108,562	~~W~~	(261,945)	~~W~~	—	~~W~~	10,093,233

Financial liabilities
Derivative liabilities for trading	~~W~~	251,130	~~W~~	376,054	~~W~~	—	~~W~~	5,267	~~W~~	(389)	~~W~~	—	~~W~~	632,062
Hedging derivative liabilities		133,447		353,713		—		—		—		—		487,160

Total	~~W~~	384,577	~~W~~	729,767	~~W~~	—	~~W~~	5,267	~~W~~	(389)	~~W~~	—	~~W~~	1,119,222

(2021)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	435,683	~~W~~	23,294	~~W~~	—	~~W~~	174,683	~~W~~	(37,796)	~~W~~	—	~~W~~	595,864
Loans at FVTPL		10,423		505		—		5,000		(10,423)		—		5,505
Derivative assets for trading		77,995		84,501		—		89,495		(1,126)		—		250,865
Hedging derivative assets		74,547		(45,424)		—		—		(13,508)		—		15,615
Financial assets at FVOCI		8,433,866		—		170,286		380,521		(72,460)		—		8,912,213

Total	~~W~~	9,032,514	~~W~~	62,876	~~W~~	170,286	~~W~~	649,699	~~W~~	(135,313)	~~W~~	—	~~W~~	9,780,062

Financial liabilities
Derivative liabilities for trading	~~W~~	66,053	~~W~~	96,708	~~W~~	—	~~W~~	89,495	~~W~~	(1,126)	~~W~~	—	~~W~~	251,130
Hedging derivative liabilities		52,758		58,888		—		21,801		—		—		133,447

Total	~~W~~	118,811	~~W~~	155,596	~~W~~	—	~~W~~	111,296	~~W~~	(1,126)	~~W~~	—	~~W~~	384,577

9)

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period and total gains or losses for financial instruments held at the end of the reporting period in the separate statements of comprehensive income for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

	Net gain (loss) from financial investments
	Six months ended June 30, 2022		2021
Total gains (losses) on financial assets held at the end of the period	~~W~~	392,964	~~W~~	62,876
Total gains (losses) on financial liabilities held at the end of the period		729,767		155,596

Total gains (losses) included in profit or loss for the period		1,122,731		218,472

10)	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Details(*1)	Profit(loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—
Derivative assets for trading (*2)		—		—		—		—
Financial assets at FVOCI (*2,3)		—		—		83,617		(61,768)

Total	~~W~~	—	~~W~~	—	~~W~~	83,617	~~W~~	(61,768)

Financial liabilities:
Derivative liabilities for trading (*2)	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—

(December 31, 2021)

Details(*1)	Profit(loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—
Derivative assets for trading (*2)		53		(57)		—		—
Financial assets at FVOCI (*2,3)		—		—		24,258		(21,722)

Total	~~W~~	53	~~W~~	(57)	~~W~~	24,258	~~W~~	(21,722)

Financial liabilities:
Derivative liabilities for trading (*2)	~~W~~	15	~~W~~	(14)	~~W~~	—	~~W~~	—

(*1)

Among the level 3 financial instruments, ~~W~~1,763,732 million and ~~W~~649,942 million as of June 30, 2022 and December 31, 2021, respectively were excluded at the above sensitivity analysis effected by input variables, since it is practically impossible to perform.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of stocks are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2. Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	7,394,812	~~W~~	—	~~W~~	—	~~W~~	7,394,812
Financial assets at FVTPL		4,282,341		—		—		—		4,282,341
Hedging derivative assets		—		—		—		123,483		123,483
Loans at amortized cost		—		86,125,277		—		—		86,125,277
Financial investments		—		1,560,126		12,006,055		—		13,566,181
Other financial assets		—		1,264,338		—		—		1,264,338

Total	~~W~~	4,282,341	~~W~~	96,344,553	~~W~~	12,006,055	~~W~~	123,483	~~W~~	112,756,432

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,076,727	~~W~~	—	~~W~~	—	~~W~~	2,076,727
Hedging derivative liabilities		—		—		2,025,031		2,025,031
Borrowings		—		8,055,264		—		8,055,264
Debentures		—		85,074,372		—		85,074,372
Other financial liabilities		—		2,174,211		—		2,174,211

Total	~~W~~	2,076,727	~~W~~	95,303,847	~~W~~	2,025,031	~~W~~	99,405,605

(December 31, 2021)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	4,462,685	~~W~~	—	~~W~~	—	~~W~~	4,462,685
Financial assets at FVTPL		2,598,204		—		—		—		2,598,204
Hedging derivative assets		—		—		—		561,911		561,911
Loans at amortized cost		—		77,458,119		—		—		77,458,119
Financial investments		—		931,296		11,814,063		—		12,745,359
Other financial assets		—		838,645		—		—		838,645

Total	~~W~~	2,598,204	~~W~~	83,690,745	~~W~~	11,814,063	~~W~~	561,911	~~W~~	98,664,923

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	768,115	~~W~~	—	~~W~~	—	~~W~~	768,115
Hedging derivative liabilities		—		—		661,057		661,057
Borrowings		—		5,576,909		—		5,576,909
Debentures		—		76,486,053		—		76,486,053
Other financial liabilities		—		1,825,280		—		1,825,280

Total	~~W~~	768,115	~~W~~	83,888,242	~~W~~	661,057	~~W~~	85,317,414

5-3. Offset of financial instruments

The bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amounts of financial instruments.

The effects of netting agreements as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	1,822,429	~~W~~	—	~~W~~	1,822,429	~~W~~	(996,195)	~~W~~	(8,494)	~~W~~	817,740
Financial investments		967,447		—		967,447		(932,153)		—		35,294

Total	~~W~~	2,789,876	~~W~~	—	~~W~~	2,789,876	~~W~~	(1,928,348)	~~W~~	(8,494)	~~W~~	853,034

Financial liabilities:
Derivatives	~~W~~	4,101,759	~~W~~	—	~~W~~	4,101,759	~~W~~	(996,195)	~~W~~	(1,265,404)	~~W~~	1,840,160
Securities sold under repurchase agreement		932,153		—		932,153		(932,153)		—		—

Total	~~W~~	5,033,912	~~W~~	—	~~W~~	5,033,912	~~W~~	(1,928,348)	~~W~~	(1,265,404)	~~W~~	1,840,160

(December 31, 2021)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	1,515,937	~~W~~	—	~~W~~	1,515,937	~~W~~	(551,646)	~~W~~	(267,064)	~~W~~	697,227
Receivable spot exchange		619,798		—		619,798		(590,003)		—		29,795

Total	~~W~~	2,135,735	~~W~~	—	~~W~~	2,135,735	~~W~~	(1,141,649)	~~W~~	(267,064)	~~W~~	727,022

Financial liabilities:
Derivatives	~~W~~	1,428,482	~~W~~	—	~~W~~	1,428,482	~~W~~	(551,646)	~~W~~	(261,248)	~~W~~	615,588
Securities sold under repurchase agreement		590,003		—		590,003		(590,003)		—		—

Total	~~W~~	2,018,485	~~W~~	—	~~W~~	2,018,485	~~W~~	(1,141,649)	~~W~~	(261,248)	~~W~~	615,588

5-4. Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the statements of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Since financial assets sold under repurchase agreements is sold to be repurchased at fixed prices, the Bank retains substantially all the risks and rewards of ownership of the asset. Details of carrying amounts of assets transferred and relevant liabilities as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	June 30, 2022				December 31, 2021
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	~~W~~	967,447	~~W~~	932,153	~~W~~	619,798	~~W~~	590,003

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

Detail	Jun. 30, 2022		Dec. 31, 2021
Due from financial institutions in local currency	~~W~~	689,628	~~W~~	550,348
Due from financial institutions in foreign currencies		6,705,184		3,912,337

Subtotal		7,394,812		4,462,685

Restricted due from financial institutions		(2,867,030)		(770,103)
Due from financial institutions with original maturities of more than three months at acquisition date		(682,824)		(545,625)

Subtotal		(3,549,854)		(1,315,728)

Total (*1)	~~W~~	3,844,958	~~W~~	3,146,957

(*1)	Equal to the cash and due from financial institutions as presented on the separate statements of cash flows.

(2)	Details of due from financial institutions as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022			Dec. 31, 2021
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	1,255	0.00~0.10	~~W~~	1,076	—
Time deposits		627,200	1.53~2.21		490,000	0.89~2.08
Certificate of deposits		55,625	1.10		55,625	1.10
Others		5,400	0.95		3,500	0.85
Margin for derivatives		148	—		147	—

Subtotal		689,628			550,348

Due from financial institutions in foreign currencies:
Demand deposits		50,391	0.00~0.01		463,732	0.10~3.00
On demand		3,748,707	0.00~1.46		2,570,107	1.50~4.50
Offshore demand deposits		39,204	0.00~1.46		108,542	—
Others		1,722,980	0.00~1.58		302,748	—
Margin for derivatives		1,080,964	—		467,208	—
Margin for repurchase agreement		62,938	—		—

Subtotal		6,705,184			3,912,337

Total	~~W~~	7,394,812		~~W~~	4,462,685

(3)	Restricted due from financial institutions as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2022		Dec. 31, 2021		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	~~W~~	2,867,030	~~W~~	770,103	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31 2021
Debt securities in local currency
Paid-in capital	~~W~~	152,601	~~W~~	128,230
Beneficiary certificates		2,148,807		1,264,654

Subtotal		2,301,408		1,392,884

Debt securities in foreign currencies
Paid-in capital		11,685		11,200
Beneficiary certificates		261,194		226,207

Subtotal		272,879		237,407

Equity securities in foreign currency stocks
Stocks		5,488		7,957
Loans at FVTPL
Privately placed corporate bonds		3,620		5,505
Derivative assets for trading
Equity related		—		425
Interest rates related		801,835		578,475
Foreign currencies related		897,099		375,551
Others		12		—

Subtotal		1,698,946		954,451

Total	~~W~~	4,282,341	~~W~~	2,598,204

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31 2021
Financial assets at FVOCI
Debt securities in local currency
National bond	~~W~~	1,034,209	~~W~~	1,043,724
Equity securities in local currency
Stocks		9,042,246		9,012,604
Paid-in capital		26,884		25,233

Subtotal		9,069,130		9,037,837

Debt securities in foreign currencies
Corporate bonds and etc. (*1)		1,902,716		1,732,502
Securities at amortized cost
Debt securities in local currencies
National bond		245,616		100,349
Financial bonds		269,355		—

Subtotal		514,971		100,349

Debt securities in foreign currencies
Corporate bonds and etc. (*1)		1,045,155		830,947

Total	~~W~~	13,566,181	~~W~~	12,745,359

(*1)	It includes debt securities, which are pledged as collateral amounting to ~~W~~1,129,608 million and ~~W~~826,064 million as of June 30, 2022 and December 31, 2021, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(8,009) million and ~~W~~(2,723) million as of June 30, 2022 and December 31, 2021, respectively.

(1)	Details of loans as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Detail	Jun. 30, 2022		Dec. 31, 2021
Loans in local currency	Loans for export	~~W~~	18,230,197	~~W~~	15,845,235
	Loans for foreign investments		2,821,740		2,684,185
	Loans for import		5,166,984		4,704,973
	Troubled Debt Restructuring		828,725		838,370
	Others		170,506		164,590

	Subtotal		27,218,152		24,237,353

Loans in foreign currencies	Loans for export		24,847,433		23,126,917
	Loans for foreign investments		29,246,894		26,718,798
	Loans for rediscounted trading notes		995,533		71,130
	Loans for import		1,837,582		1,074,175
	Overseas funding loans		810,795		595,170
	Others		28,829		27,059

	Subtotal		57,767,066		51,613,249

Others	Domestic usance bills		330,534		342,594
	Foreign-currency bills bought		698,120		966,183
	Advance payments on acceptances and guarantees		67,241		190,325
	Call loans		1,963,610		1,337,100
	Interbank loans in foreign currencies		38,787		1,066,950
	Private placement corporate bonds in local currency		208,000		240,800

	Subtotal		3,306,292		4,143,952

	Total		88,291,510		79,994,554

Net deferred origination fees and costs			(344,357)		(368,209)
Allowance for loan losses			(1,813,867)		(2,165,503)

	Total	~~W~~	86,133,286	~~W~~	77,460,842

(2)	Changes in allowance for loan losses for the six months ended June 30, 2022 and for the year ended December 31, 2021, are as follows (Korean won in millions):

(Six months ended June 30, 2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	330,018	~~W~~	597,885	~~W~~	1,237,600	~~W~~	2,165,503
- Transfer to 12 month expected credit losses		7,639		(7,153)		(486)		—
- Transfer to lifetime expected credit losses		(2,222)		4,581		(2,359)		—
- Transfer to credit-impaired financial assets		(804)		(965)		1,769		—
Written-off		—		—		(7,860)		(7,860)
Collection		—		—		410		410
Loan-for-equity swap		—		—		(421,058)		(421,058)
Others		(6)		—		—		(6)
Unwinding effect		—		—		(2,842)		(2,842)
Foreign exchange translation		14,268		25,129		51,735		91,132
Additional provisions (Reversal of provisions)		(904)		(39,932)		29,424		(11,412)

Ending balance (*1)	~~W~~	347,989	~~W~~	579,545	~~W~~	886,333	~~W~~	1,813,867

(2021)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	321,298	~~W~~	1,116,426	~~W~~	1,063,671	~~W~~	2,501,395
- Transfer to 12 month expected credit losses		60,430		(657)		(59,773)		—
- Transfer to lifetime expected credit losses		(9,586)		59,601		(50,015)		—
- Transfer to credit-impaired financial assets		(3,255)		(212,903)		216,158		—
Written-off		—		—		(13,459)		(13,459)
Collection		—		—		13,711		13,711
Loan-for-equity swap		—		—		(463,894)		(463,894)
Others		(28,201)		(398,336)		—		(426,537)
Unwinding effect		—		—		(9,775)		(9,775)
Foreign exchange translation		10,049		40,174		25,167		75,390
Additional provisions (Reversal of provisions)		(20,717)		(6,420)		515,809		488,672

Ending balance (*1)	~~W~~	330,018	~~W~~	597,885	~~W~~	1,237,600	~~W~~	2,165,503

(*1)	Includes additional allowance for loan losses to cover the losses due to economic downturn caused by the spread of the COVID-19.

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1)	Details of investments in associates and subsidiaries as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	144,379	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		77,233		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		23,747		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		206,067		167,839
KEXIM Global (Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		387,870		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,635		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.97		241,989		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		6,493		7,232
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		353,477		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*3)	Associate	Korea	Shipbuilding	December	—		—		—

Total								~~W~~	1,936,432

(December 31, 2021)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	152,401	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		70,499		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		22,338		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		198,150		167,839
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,180		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	15.07		230,767		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		7,677		8,463
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		335,227		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*3)	Associate	Korea	Shipbuilding	December	—		—		—

Total								~~W~~	1,565,153

(*1)	In cases of associates, the amounts represent net asset after considering account percentage of ownership.
(*2)

As of June 30, 2022 and December 31, 2021 the entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*3)

This entity is not an associate with the current ownership. However, considering potential voting rights, the Bank has classified the entity as an associate. The Bank holds convertible bonds issued by the entity amounting to ~~W~~2,332,832 million.

(2)	Changes in investments in associates and subsidiaries for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global (Singapore) Ltd.	Subsidiary		—		372,510		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		8,463		—		(1,231)		—		7,232
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—

Total		~~W~~	1,565,153	~~W~~	372,510	~~W~~	(1,231)	~~W~~	—	~~W~~	1,936,432

(2021)
Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Korea Asset Management Corporation	Associate		380,520		—		(380,520)		—		—
Credit Guarantee and Investment Fund	Associate		171,359		26,461		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		8,463		—		—		—		8,463
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—

Total		~~W~~	1,919,212	~~W~~	26,461	~~W~~	(380,520)	~~W~~	—	~~W~~	1,565,153

(3)	Summarized financial information of associates and subsidiaries as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the period		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	737,414	~~W~~	593,035	~~W~~	1,841	~~W~~	1,326	~~W~~	(8,022)
KEXIM Vietnam Leasing Co.		272,580		195,347		598		331		6,734
PT.KOEXIM Mandiri Finance		176,316		152,568		374		326		1,408
KEXIM Asia Limited		846,684		640,618		3,367		2,806		7,916
KEXIM Global(Singapore) Ltd.		387,870		—		—		—		—
EXIM PLUS Co., Ltd.		2,462		828		438		455		455
Credit Guarantee and Investment Fund		1,737,209		120,716		23,739		16,311		75,349
KTB Newlake Global Healthcare PEF		26,071		97		233		233		233
Korea Aerospace Industries. Ltd.		6,278,165		4,913,176		73,660		86,933		87,040
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		12,022,459		10,474,078		(569,614)		(667,880)		(669,202)

(December 31, 2021)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the period		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	616,064	~~W~~	463,664	~~W~~	2,651	~~W~~	(22)	~~W~~	8,281
KEXIM Vietnam Leasing Co.		252,008		181,509		1,614		1,400		7,133
PT.KOEXIM Mandiri Finance		167,815		145,477		590		(86)		1,449
KEXIM Asia Limited		735,531		537,381		5,756		4,515		18,221
EXIM PLUS Co., Ltd.		2,004		824		179		164		164
Credit Guarantee and Investment Fund		1,646,972		115,668		35,749		33,329		116,076
KTB Newlake Global Healthcare PEF		30,806		97		(99)		(99)		(99)
Korea Aerospace Industries. Ltd.		5,866,555		4,569,344		57,795		53,040		82,427
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		10,623,210		8,405,626		(1,754,651)		(1,699,829)		(1,650,289)

12.	TANGIBLE ASSETS:

Changes in tangible assets for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		58,645		—		—		(962)		—		57,683
Leasehold improvements		1,148		161		—		(157)		—		1,152
Vehicles		1,129		461		—		(274)		(43)		1,273
Furniture and fixture		17,096		4,517		(1)		(2,709)		—		18,903
Construction in progress		1,542		744		—		—		—		2,286

Total	~~W~~	270,367	~~W~~	5,883	~~W~~	(1)	~~W~~	(4,102)	~~W~~	(43)	~~W~~	272,104

(2021)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		60,570		—		—		(1,925)		—		58,645
Leasehold improvements		172		1,192		—		(216)		—		1,148
Vehicles		1,258		323		—		(447)		(5)		1,129
Furniture and fixture		9,825		11,793		(54)		(4,468)		—		17,096
Construction in progress		455		1,087		—		—		—		1,542

Total	~~W~~	263,087	~~W~~	14,395	~~W~~	(54)	~~W~~	(7,056)	~~W~~	(5)	~~W~~	270,367

13.	INTANGIBLE ASSETS:

Changes in intangible assets for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	11,389	~~W~~	2,594	~~W~~	—	~~W~~	(1,599)	~~W~~	—	~~W~~	12,384
System development fees		19,407		5,929		—		(3,490)		—		21,846
Memberships		3,656		92		(76)		—		—		3,672

Total	~~W~~	34,452	~~W~~	8,615	~~W~~	(76)	~~W~~	(5,089)	~~W~~	—	~~W~~	37,902

(2021)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	8,484	~~W~~	6,665	~~W~~	—	~~W~~	(3,760)	~~W~~	—	~~W~~	11,389
System development fees		15,942		10,463		—		(6,998)		—		19,407
Memberships		3,656		—		—		—		—		3,656

Total	~~W~~	28,082	~~W~~	17,128	~~W~~	—	~~W~~	(10,758)	~~W~~	—	~~W~~	34,452

14.	OTHER ASSETS:

(1)	Details of other assets as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Other financial assets:
Guarantee deposits	~~W~~	47,489	~~W~~	47,909
Accounts receivable		247,870		34,738
Accrued income		984,191		763,984
Receivable spot exchange		53		48
Allowances for loan losses on other assets		(15,265)		(8,034)

Subtotal		1,264,338		838,645

Other assets:
Advance payments		67		57
Prepaid expenses		47,777		9,863
Current income tax asset		1,163		8,782
Sundry assets		8,864		9,351

Subtotal		57,871		28,053

Total	~~W~~	1,322,209	~~W~~	866,698

(2)	Changes in allowances for loan losses on other assets for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		2021
Beginning balance	~~W~~	8,034	~~W~~	29,592
Collection		—		71
Additional provisions (Reversal of provisions)		7,231		(22,356)
Others		—		727

Ending balance	~~W~~	15,265	~~W~~	8,034

15.	BORROWINGS:

(1)	Details of borrowings as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Detail	Lender	Interest rate (%)	Amount
Sales of repurchase agreement:
Sales of repurchase agreement	STANDARD CHARTERED BANK (HONG KONG) LIMITED	0.95~1.31	~~W~~	932,153
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.65 ~ LIBOR 3M+0.78		827,559
Short term borrowings from foreign financial institutions	MUFG BANK, LTD SEOUL BRANCH(JP) and others	LIBOR 3M+0.09 2.2%		426,657
Short term borrowings from domestic financial institutions	INDUSTRIAL AND COMMERCIAL BANK OF CHINA SEOUL BRANCH	3.61~3.63		122,826
Long term borrowings from foreign financial institutions	MUFG BANK LTD SEOUL BRANCH(JP)	USD Term SOFR 3M+0.69		387,870
Discount on borrowings
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	(-)0.49~3.57		4,644,164
Offshore commercial papers denominated in foreign currencies	BARCLAYS BANK PLC(GB) and others	(-)0.35~1.62		367,727
Others (Foreign banks)	DBS BANK LTD and others	0.06 ~ 0.35		330,535
Others (CSA)	BANK OF AMERICA (VM) and others	0.07		15,773

Subtotal				7,123,111

Total			~~W~~	8,055,264

(December 31, 2021)

Detail	Lender	Interest rate (%)	Amount
Call money:
call money dominated in foreign currencies	WOORI BANK and others	0.19 ~0.25	~~W~~	652,025
Offshore call money dominated in foreign currencies	KEB HANA BANK	0.27		118,550

Subtotal				770,575

Sales of repurchase agreement:
Sales of repurchase agreement	STANDARD CHARTERED BANK (HONG KONG) LIMITED	0.11		590,003
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.64 ~ LIBOR 3M+0.78		947,309
Long term borrowings from foreign financial institutions	BANK OF AMERICA, N.A, SEOUL BR. (US) and others	LIBOR 3M+0.47 ~ LIBOR 3M+0.55		474,200
Discount on borrowings
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	0.21 ~ 0.35		1,689,338
Offshore commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	(-)0.57 ~ 0.25		305,785
Others (Foreign banks)	DBS BANK LTD and others	0.05 ~ 0.35		342,594
Others (CSA)	BANK OF AMERICA (VM) and others	0.07		457,105

Subtotal				4,216,331

Total			~~W~~	5,576,909

(2)	Details of the borrowings from other financial institutions as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Type	Call-money		Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	—	~~W~~	932,153	~~W~~	6,295,552	~~W~~	7,227,705

(December 31, 2021)

Type	Call-money		Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	770,575	~~W~~	590,003	~~W~~	3,269,022	~~W~~	4,629,600

16.	DEBENTURES:

Details of debentures as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun 30, 2022			Dec. 31, 2021
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	31-Day CD-0.09~ 31-Day CD+0.25	~~W~~	5,180,000	31-Day CD+0.06~ 31-Day CD+0.12	~~W~~	3,100,000
Fixed rate	0.85 ~ 4.70		21,880,000	0.75 ~ 4.70		19,810,000

Subtotal			27,060,000			22,910,000

Fair value hedging adjusting			(163,049)			(63,620)
Discount on debentures			(66,090)			(47,322)

Subtotal			26,830,861			22,799,058

Foreign currencies:
Floating rate	Libor 3M+0.39 ~Libor 3M+1.35		10,118,310	Libor3M+0.20 ~Libor3M+1.35		9,766,115
Fixed rate	0.00 ~ 12.30		50,404,972	0.00 ~ 11.09		43,801,187

Subtotal			60,523,282			53,567,302

Fair value hedging adjusting			(2,180,729)			205,544
Discount on debentures			(99,042)			(85,851)

Subtotal			58,243,511			53,686,995

Total		~~W~~	85,074,372		~~W~~	76,486,053

17.	PROVISIONS:

(1)	Details of provisions as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Provisions for acceptances and guarantees	~~W~~	527,697	~~W~~	380,983
Provisions for unused loan commitments		241,518		239,482
Provisions for legal proceedings		1,003		1,002

Total	~~W~~	770,218	~~W~~	621,467

(2)	Changes in provisions for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	52,984	~~W~~	311,291	~~W~~	16,708	~~W~~	380,983
- Transfer to 12 month expected credit losses		22,024		(22,024)		—		—
- Transfer to lifetime expected credit losses		(44)		44		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		5,427		22,961		665		29,053
Additional provisions (Reversal of provisions)		(14,845)		135,472		(2,966)		117,661

Ending balance	~~W~~	65,546	~~W~~	447,744	~~W~~	14,407	~~W~~	527,697

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	37,640	~~W~~	199,789	~~W~~	2,053	~~W~~	239,482
- Transfer to 12 month expected credit losses		1,900		(1,900)		—		—
- Transfer to lifetime expected credit losses		(11)		127		(116)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		1,305		—		—		1,305
Additional provisions (Reversal of provisions)		2,395		(11)		(1,653)		731

Ending balance	~~W~~	43,229	~~W~~	198,005	~~W~~	284	~~W~~	241,518

(2021)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	42,507	~~W~~	272,431	~~W~~	72,089	~~W~~	387,027
- Transfer to 12 month expected credit losses		11,480		(6,935)		(4,545)		—
- Transfer to lifetime expected credit losses		(10)		10		—		—
- Transfer to credit-impaired financial assets		(717)		—		717		—
Foreign exchange translation		2,349		12,463		626		15,438
Additional provisions (Reversal of provisions)		(2,625)		33,322		(52,179)		(21,482)

Ending balance	~~W~~	52,984	~~W~~	311,291	~~W~~	16,708	~~W~~	380,983

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	34,073	~~W~~	188,718	~~W~~	16,793	~~W~~	239,584
- Transfer to 12 month expected credit losses		15,000		—		(15,000)		—
- Transfer to lifetime expected credit losses		—		—		—		—
- Transfer to credit-impaired financial assets		(2)		—		2		—
Foreign exchange translation		1,026		—		41		1,067
Additional provisions (Reversal of provisions)		(12,457)		11,071		217		(1,169)

Ending balance	~~W~~	37,640	~~W~~	199,789	~~W~~	2,053	~~W~~	239,482

18.	RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”).

The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Present value of defined benefit obligations	~~W~~	121,013	~~W~~	119,697
Fair value of plan assets		(129,546)		(133,302)

Net defined benefit liabilities (assets)	~~W~~	(8,533)	~~W~~	(13,605)

(3)	Changes in net defined benefit obligations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	119,697	~~W~~	(133,302)	~~W~~	(13,605)
Contributions from the employer		—		—		—
Current-service cost		5,686		—		5,686
Interest expense (income)		2,117		(2,388)		(271)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fees on plan assets		—		—		—
Benefits paid		(6,487)		6,144		(343)

Ending balance	~~W~~	121,013	~~W~~	(129,546)	~~W~~	(8,533)

(2021)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	111,011	~~W~~	(115,812)	~~W~~	(4,801)
Contributions from the employer		—		(20,500)		(20,500)
Current-service cost		11,407		—		11,407
Interest expense (income)		3,465		(3,640)		(175)
Actuarial gains and losses arising from changes in demographic assumptions		512		—		512
Actuarial gains and losses arising from changes in financial assumptions		(8,839)		1,603		(7,236)
Actuarial gains and losses arising from experience adjustments		(2,524)		—		(2,524)
Past-service cost		9,502		—		9,502
Management fees on plan assets		—		206		206
Benefits paid		(4,837)		4,841		4

Ending balance	~~W~~	119,697	~~W~~	(133,302)	~~W~~	(13,605)

(4)	Details of plan assets as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Cash and cash equivalent	~~W~~	50,326	~~W~~	49,707
Others		79,220		83,595

Total	~~W~~	129,546	~~W~~	133,302

(5)	Retirement benefit costs incurred from the defined contribution plan for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Retirement benefits	~~W~~	860	~~W~~	2,342

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	1,161,118	~~W~~	1,140,299
Foreign exchanges payable		83		8
Accounts payable		261,923		23,806
Accrued expenses		750,733		660,814
Guarantee deposit received		354		353

Subtotal		2,174,211		1,825,280

Other liabilities:
Allowance for credit loss in derivatives		—		39,670
Unearned income		96,531		101,831
Current tax payable		9,679		—
Sundry liabilities		10,849		18,339

Subtotal		117,059		159,840

Total	~~W~~	2,291,270	~~W~~	1,985,120

(2)	Changes in financial guarantee contract liabilities for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		2021
Beginning balance	~~W~~	1,140,299	~~W~~	1,182,101
Foreign exchange translation		61,886		58,185
Reversal of financial guarantee contract liabilities		(20,745)		(75,587)
Others(*1)		(20,322)		(24,400)

Ending balance	~~W~~	1,161,118	~~W~~	1,140,299

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3)	Details of derivative assets and liabilities as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

			Derivative assets (*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	69,207,784	~~W~~	137	~~W~~	—	~~W~~	801,835	~~W~~	801,972
Currency:
Currency forwards		5,655,341		—		—		202,138		202,138
Currency swaps		26,842,045		143,744		9,085		694,961		847,790

Subtotal		32,497,386		143,744		9,085		897,099		1,049,928

Stock:
Stock options		46,952		—		—		—		—
Other:
Other derivatives		—		—		—		12		12

Total	~~W~~	101,752,122	~~W~~	143,881	~~W~~	9,085	~~W~~	1,698,946	~~W~~	1,851,912

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	69,207,784	~~W~~	784,545	~~W~~	—	~~W~~	1,143,094	~~W~~	1,927,639
Currency:
Currency forwards		5,655,341		—		—		171,574		171,574
Currency swaps		26,842,045		1,240,486		—		761,153		2,001,639

Subtotal		32,497,386		1,240,486		—		932,727		2,173,213

Stock:
Stock options		46,952		—		—		906		906
Other:
Other derivatives		—		—		—		—		—

Total	~~W~~	101,752,122	~~W~~	2,025,031	~~W~~	—	~~W~~	2,076,727	~~W~~	4,101,758

(December 31, 2021)

			Derivative assets
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	47,235,133	~~W~~	275,487	~~W~~	—	~~W~~	578,475	~~W~~	853,962
Currency:
Currency forwards		5,871,649		—		—		57,739		57,739
Currency swaps		26,112,779		282,508		3,916		317,812		604,236

Subtotal		31,984,428		282,508		3,916		375,551		661,975

Stock:
Stock options		46,952		—		—		425		425

Total	~~W~~	79,266,513	~~W~~	557,995	~~W~~	3,916	~~W~~	954,451	~~W~~	1,516,362

			Derivative liabilities
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	47,235,133	~~W~~	147,373	~~W~~	—	~~W~~	367,018	~~W~~	514,391
Currency:
Currency forwards		5,871,649		—		—		40,909		40,909
Currency swaps		26,112,779		513,684		—		359,498		873,182

Subtotal		31,984,428		513,684		—		400,407		914,091

Stock:
Stock options		46,952		—		—		690		690

Total	~~W~~	79,266,513	~~W~~	661,057	~~W~~	—	~~W~~	768,115	~~W~~	1,429,172

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Fair value hedge – hedged items	~~W~~	2,481,037	~~W~~	644,570
Fair value hedge – hedging instruments		(2,709,813)		(760,324)

(5)

As a result of cash flow hedge, the Bank recognized ~~W~~5,168 million and ~~W~~970 million as other comprehensive income (before tax effect) for the six months ended June 30, 2022 and 2021, respectively, and there is no ineffectiveness recognized in relation to cash flow hedge for the six months ended June 30, 2022 and 2021.

(6)	Hedge accounting

1)	Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currency and the loans in foreign currency and cash flow hedge accounting for interest rate swaps and currency swaps to hedge cash flow risk due to interest rates of the debentures in Korean won and currency risk due to the loans in foreign currency.

2)	Nominal values and average hedge ratio for derivatives as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	6,933,126	~~W~~	10,621,507	~~W~~	10,135,372	~~W~~	6,754,103	~~W~~	5,618,233	~~W~~	7,990,676	~~W~~	48,053,017
Nominal amount of hedging instruments		6,919,415		10,626,513		9,165,697		6,754,103		5,618,233		8,036,862		47,120,823
Average hedge ratio		99.80%		100.05%		90.43%		100.00%		100.00%		100.58%		98.06%
Cash flow hedges
Nominal amount of hedged items	~~W~~	64,645	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	64,645
Nominal amount of hedging instruments		64,645		—		—		—		—		—		64,645
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

(December 31, 2021)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	6,662,420	~~W~~	6,872,921	~~W~~	9,069,369	~~W~~	7,143,818	~~W~~	5,552,558	~~W~~	7,382,156	~~W~~	42,683,242
Nominal amount of hedging instruments		6,649,848		6,872,921		9,072,215		6,254,693		5,552,558		7,433,170		41,835,405
Average hedge ratio		99.81%		100.00%		100.03%		87.55%		100.00%		100.69%		98.01%
Cash flow hedges
Nominal amount of hedged items	~~W~~	59,275	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	59,275
Nominal amount hedging instruments		59,275		—		—		—		—		—		59,275
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

3)	Effect of hedge accounting on statements of financial position, statements of comprehensive income, statements of changes in equity

①

Effect of hedging instruments on statements of financial position, statements of comprehensive income, statements of changes in equity as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	33,098,960	~~W~~	137	~~W~~	(784,545)	~~W~~	(908,401)
Currency swap		14,021,863		143,744		(1,240,486)		(888,268)

Subtotal		47,120,823		143,881		(2,025,031)		(1,796,669)

Cash flow hedges		64,645		9,085		—		5,168

Total	~~W~~	47,185,468	~~W~~	152,966	~~W~~	(2,025,031)	~~W~~	(1,791,501)

(*1)	Credit risk adjustment amount related to derivatives is excluded.

(December 31, 2021)

Detail	Nominal amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	28,537,438	~~W~~	275,487	~~W~~	147,373	~~W~~	(797,378)
Currency swap		13,297,967		282,508		513,684		(791,844)

Subtotal		41,835,405		557,995		661,057		(1,589,222)

Cash flow hedges		59,275		3,916		—		3,916

Total	~~W~~	41,894,680	~~W~~	561,911	~~W~~	661,057	~~W~~	(1,585,306)

②

Effect of fair value hedged items on statements of financial position, statements of comprehensive income, statements of changes in equity as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Discontinuation of risk hedging
Loans in foreign currencies	~~W~~	26,317	~~W~~	—	~~W~~	999	~~W~~	—	~~W~~	(591)
Debentures in local currency		—		610,571		—		(163,049)		99,429
Debentures in foreign currencies		—		31,434,882		—		(1,800,127)		809,499

Subtotal		26,317		32,045,453		999		(1,963,176)		908,337

Currency:
Loans in foreign currencies		155,773		—		(8,868)		—		(4,696)
Discontinuation of risk hedging
Loans in foreign currencies		14,122		—		(84)		—		16
Debentures in foreign currencies		—		13,503,206		—		(378,712)		366,829
Discontinuation of risk hedging
Debentures in foreign currencies		—		18,656		—		(1,889)		(48)

Subtotal		169,895		13,521,862		(8,952)		(380,601)		362,101

Total	~~W~~	196,212	~~W~~	45,567,315	~~W~~	(7,953)	~~W~~	(2,343,777)	~~W~~	1,270,438

(December 31, 2021)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Discontinuation of risk hedging
Loans in foreign currencies	~~W~~	32,243	~~W~~	—	~~W~~	1,533	~~W~~	—	~~W~~	(1,268)
Debentures in local currency		—		680,000		—		(63,620)		31,817
Debentures in foreign currencies		—		28,930,459		—		215,758		816,305

Subtotal		32,243		29,610,459		1,533		152,138		846,854

Currency:
Loans in foreign currencies		148,898		—		(4,156)		—		(4,156)
Discontinuation of risk hedging
Loans in foreign currencies		14,402		—		(100)		—		(16)
Debentures in foreign currencies		—		12,923,885		—		(8,277)		287,476
Discontinuation of risk hedging
Debentures in foreign currencies		—		16,190		—		(1,937)		(98)

Subtotal		163,300		12,940,075		(4,256)		(10,214)		283,206

Total	~~W~~	195,543	~~W~~	42,550,534	~~W~~	(2,723)	~~W~~	141,924	~~W~~	1,130,060

③

Effect of cash flow hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Loans in foreign currencies	~~W~~	64,645	~~W~~	6,886	~~W~~	(5,088)

(December 31, 2021)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Loans in foreign currencies	~~W~~	59,275	~~W~~	2,968	~~W~~	(4,024)

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

	Gains on hedged items		Losses on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	2,468,452	~~W~~	(2,218,984)	~~W~~	249,468
Cash flow hedges		(5,088)		5,168		—

Total	~~W~~	2,463,364	~~W~~	(2,213,816)	~~W~~	249,468

(Six months ended June 30, 2021)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	601,274	~~W~~	(555,830)	~~W~~	45,444
Cash flow hedges		(1,161)		970		—

Total	~~W~~	600,113	~~W~~	(554,860)	~~W~~	45,444

(7)	Interest Rate Benchmark Reform

The hedging relationship to which the Bank applies fair value hedge and cash flow hedge is affected by the interest rate benchmark, which is related with the reform. The interest rate benchmarks that the hedging relationship is exposed to, are as follows (Korean won in millions):

Interest rate benchmark	Carrying amount of hedged items (assets)		Carrying amount of hedged items (liabilities)		Nominal amount of hedging instruments
KRW CD 3M	~~W~~	—	~~W~~	121,224	~~W~~	160,000
KRW CMS 10Y		—		88,220		110,000
USD LIBOR 3M(*1)		151,616		22,803,648		23,158,737
USD LIBOR 6M(*1)		—		5,020,259		5,452,125
EUR LIBOR 3M		—		194,023		202,508
EUR LIBOR 6M		—		4,972,404		5,123,440
EUR CMS 20Y		—		197,220		250,000
EUR CMS 30Y		—		140,287		190,000
BBSW 3M		—		1,412,721		1,423,232

Total	~~W~~	151,616	~~W~~	34,950,006	~~W~~	36,070,042

(*1)	Hedged items and hedging instruments due before June 30, 2023, when the LIBOR interest rate will be ceased being published, are excluded.

21.	CAPITAL STOCK:

As of June 30, 2022, the authorized capital and paid-in capital of the Bank are ~~W~~15,000,000 million and ~~W~~12,773,254 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		2021
Beginning balance	~~W~~	12,748,254	~~W~~	12,449,456
Paid-in capital increase		25,000		298,798

Ending balance	~~W~~	12,773,254	~~W~~	12,748,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Gain (loss) on equity securities at FVOCI	~~W~~	908,093	~~W~~	842,816
Gain (loss) on debt securities at FVOCI		(170,804)		18,020
Gain (loss) on valuation of cash flow hedge		6,886		2,968
Remeasurement of net defined benefit liabilities		18,865		18,865

Total	~~W~~	763,040	~~W~~	882,669

(2)	Changes in other components for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	842,816	~~W~~	86,118	~~W~~	(20,841)	~~W~~	908,093
Gain (loss) on debt securities at FVOCI		18,020		(249,108)		60,284		(170,804)
Gain (loss) on valuation of cash flow hedge		2,968		5,168		(1,250)		6,886
Remeasurement of net defined benefit liabilities		18,865		—		—		18,865

Total	~~W~~	882,669	~~W~~	(157,822)	~~W~~	38,193	~~W~~	763,040

(2021)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	773,104	~~W~~	91,968	~~W~~	(22,256)	~~W~~	842,816
Gain (loss) on debt securities at FVOCI		18,355		(442)		107		18,020
Gain (loss) on valuation of cash flow hedge		3		3,913		(948)		2,968
Remeasurement of net defined benefit liabilities		11,855		9,248		(2,238)		18,865

Total	~~W~~	803,317	~~W~~	104,687	~~W~~	(25,335)	~~W~~	882,669

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Legal reserve(*1)	~~W~~	500,991	~~W~~	446,237
Voluntary reserve(*2)		923,767		712,729
Regulatory reserve for loan losses		239,710		149,219
Unappropriated retained earnings		485,661		547,539

Total	~~W~~	2,150,129	~~W~~	1,855,724

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		2021
Beginning balance	~~W~~	1,855,724	~~W~~	1,348,944
Profit for the period(year)		485,661		547,539
Dividends		(191,256)		(40,759)

Ending balance	~~W~~	2,150,129	~~W~~	1,855,724

(3)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Jun. 30, 2022		Dec. 31, 2021
Accumulated regulatory reserve for loan losses	~~W~~	239,710	~~W~~	149,219
Provision for regulatory reserve for loan losses		244,416		90,491

Regulatory reserve for loan losses	~~W~~	484,126	~~W~~	239,710

2)	Provision for regulatory reserve for loan losses and profit for the period after adjusting regulatory reserve for loan losses

Details of regulatory reserve for loan losses and profit for the period after adjusting the reserve for six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Profit for the period	~~W~~	485,661	~~W~~	523,342
Provision for (Reversal of) regulatory reserve for loan losses		(244,416)		27,315

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	241,245	~~W~~	550,657

(*1)

Adjusted profit considering regulatory reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the period.

(4)	Details of dividends for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
The Government	~~W~~	131,463	~~W~~	27,711
Bank of Korea		17,478		3,814
Korea Development Bank		42,315		9,234

Total	~~W~~	191,256	~~W~~	40,759

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	7,976	~~W~~	3,932
Due from financial institutions in foreign currencies		8,775		3,440

Subtotal		16,751		7,372

Interest of financial assets at FVTPL:
Interest of securities at FVTPL		—		17
Interest of loans at FVTPL		—		75

Subtotal		—		92

Interest of financial investments:
Interest of securities at FVOCI		21,165		15,691
Interest of securities at amortized cost		9,276		6,264

Subtotal		30,441		21,955

Interest of loans:
Interest of loans in local currency		305,714		266,252
Interest of loans in foreign currencies		692,743		568,372
Interest of bills bought		5,667		4,252
Interest of call loans		3,654		1,346
Interest of interbank loans		303		1,374

Subtotal		1,008,081		841,596

Other interest income		—		234

Total	~~W~~	1,055,273	~~W~~	871,249

(2)	Details of interest expenses for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	24,292	~~W~~	17,715
		2,925		—

Subtotal		27,217		17,715

Interest of call-money		1,147		333
Interest of debentures:
Interest of debentures in local currency		192,870		120,905
Interest of debentures in foreign currencies		319,452		255,715

Subtotal		512,322		376,620

Other interest expense		591		371

Total	~~W~~	541,277	~~W~~	395,039

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Commission income in local currency:
Commission income on management of EDCF (*1)	~~W~~	10,691	~~W~~	10,410
Commission income on management of IKCF (*2)		1,085		1,100
Sundry commissions received from local currencies revenue		693		980

Subtotal		12,469		12,490

Commission income in foreign currencies:
Commission income on letters of credit		1,754		1,157
Commission income on confirmation on export letter of credit		—		13
Commission income on loan commitments		18,272		12,302
Management fees		214		—
Arrangement fees		3,265		965
Advisory fees		1,895		197
Advance redemption fees		455		1,680
Sundry commission income on foreign exchange		39		265
Brokerage fees for foreign currencies exchange funds		53		116
Sundry commissions received from foreign currencies revenue		2,249		985

Subtotal		28,196		17,680

Others:
Other commission income		3,175		8,632
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		75,724		60,393
Premium for guarantee		41,623		40,066

Subtotal		117,347		100,459

Total	~~W~~	161,187	~~W~~	139,261

(*1)	Economic Development Cooperation Fund
(*2)	Inter Korean Cooperation Fund

(2)	Details of commission expenses for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	268	~~W~~	141
Commission expenses in foreign currencies:
Commission expenses on borrowings in foreign currencies		2,055		1,431
Sundry commission expenses on foreign exchange		2,878		1,857

Subtotal		4,933		3,288

Others:
Other commission expenses		4,927		5,565

Total	~~W~~	10,128	~~W~~	8,994

26.	DIVIDEND INCOME:

Details of dividend income for six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Financial assets at FVOCI	~~W~~	51,524	~~W~~	38,493
Investments in associates (*1)		5,232		10,931

Total	~~W~~	56,756	~~W~~	49,424

(*1)	Classified as net gain on investments in associates and subsidiaries

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Securities at FVTPL:
Gain on valuation	~~W~~	23,245	~~W~~	1,368
Loss on valuation		(10,666)		(11,064)
Gain on disposal		11,271		5,344
Loss on disposal		(1,285)		(446)
Others		7,482		7,109

Subtotal		30,047		2,311

Loans at FVTPL:
Gain on valuation		—		3,662
Loss on disposal		(119)		—

Subtotal		(119)		3,662

Trading derivatives:
Gain on valuation		1,270,639		416,376
Loss on valuation		(1,835,306)		(557,372)
Gain on transaction		664,181		502,540
Loss on transaction		(220,490)		(339,211)

Subtotal		(120,976)		22,333

Total	~~W~~	(91,048)	~~W~~	28,306

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Gain on hedging instruments	~~W~~	221,600	~~W~~	159,935
Loss on hedging instruments		(2,931,413)		(920,198)

Total	~~W~~	(2,709,813)	~~W~~	(760,263)

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Financial assets at FVOCI:
Gain on disposal	~~W~~	97	~~W~~	1,530
Loss on disposal		(144)		—

Total	~~W~~	(47)	~~W~~	1,530

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Other operating income:
Gain on sale of loans at amortized cost	~~W~~	—	~~W~~	2,709
Gain on fair value hedged items		2,564,231		674,246
Reversal of derivatives’ credit risk provision		10,849		18,578
Others		360		—

Subtotal		2,575,440		695,533

Other operating expenses:
Loss on fair value hedged items		(83,194)		(29,676)
Contribution to miscellaneous funds		(2,304)		(2,376)
Transfer of other provisions		—		(3,950)
Transfer to derivatives’ credit risk provision		(663)		(4,200)
Others		(337)		(303)

Subtotal		(86,498)		(40,505)

Total	~~W~~	2,488,942	~~W~~	655,028

31.	ADDITIONAL (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of additional (reversal of) impairment loss on credit for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Loans at amortized cost	~~W~~	(11,412)	~~W~~	40,457
Other financial assets		7,231		(20,366)
Guarantees		117,661		(61,485)
Unused loan commitments		731		(17,683)
Financial guarantee contract		(20,744)		(15,675)
Financial assets at FVOCI		518		561
Securities at amortized cost		85		26

Total	~~W~~	94,070	~~W~~	(74,165)

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Detail	Six months ended June 30, 2022		Six months ended June 30, 2021
General and administrative	Short-term salaries	~~W~~	57,493	~~W~~	55,539
Other expenses in financing department	Office expenses		38,085		33,019

	Subtotal		95,578		88,558

Office expenses of EDCF			918		502
General and administrative—Others	Retirement benefits (defined contributions)		860		2,342
	Retirement benefits (defined benefits)		5,416		5,617
	Depreciation of tangible assets		4,102		3,516
	Amortization of intangible assets		5,089		5,401
	Taxes and dues		9,298		5,265
	Donations and contributions		—		2,000

	Subtotal		24,765		24,141

	Total	~~W~~	121,261	~~W~~	113,201

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Detail	Six months ended June 30, 2022		Six months ended June 30, 2021
Gain on investments in associates and subsidiaries	Dividend income	~~W~~	5,232	~~W~~	10,931
Other incomes	Gain on disposal of tangible assets		80		23
	Rent income		149		50
	Damages paid for breach of contracts		2		—
	Interest on other loans		55		34
	Revenue on research project		3,602		2,765
	Other miscellaneous income		586		247

	Subtotal		4,474		3,119

Other expenses	Loss on disposal of tangible assets		(1)		(1)
	Loss on disposal of intangible assets		(1)		—
	Expenses for donation		(1,984)		(2,405)
	Court cost		(362)		(90)
	Expenses on research project		(2,893)		(2,758)
	Other miscellaneous expenses		(346)		(428)

	Subtotal		(5,587)		(5,682)

	Total	~~W~~	4,119	~~W~~	8,368

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses (benefit) for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Current income tax payable	~~W~~	13,880	~~W~~	136,161
Adjustments recognized in the period for current tax of prior years		17,322		(8,364)
Changes in deferred income taxes due to temporary differences		81,462		142,764
Changes in deferred income taxes directly reflected in equity		70,582		(104,160)

Income tax expense	~~W~~	183,246	~~W~~	166,401

(2)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Profit before income tax expense	~~W~~	668,907	~~W~~	689,743
Income tax calculated at statutory tax rate (11% up to ~~W~~200 million, 22% over ~~W~~200 million to ~~W~~20 billion, 24.2% over ~~W~~20 billion to ~~W~~300 billion, and 27.5% over ~~W~~300 billion)		178,768		179,317
Adjustments:
Effect on non-taxable income		—		—
Effect on non-deductible expense		158		140
Others		(13,002)		(4,692)

Subtotal		(12,844)		(4,552)

Adjustments recognized in the period for current tax of prior years		17,322		(8,364)

Income tax expense	~~W~~	183,246	~~W~~	166,401

Effective tax rate from operations		27.39%		24.13%

35.	STATEMENTS OF CASH FLOWS:

Details of significant noncash investing and financing transactions for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

	Six months ended June 30, 2022		Six months ended June 30, 2021
Loan-for-equity swap of loans	~~W~~	421,058	~~W~~	409,110
Gain on valuation of financial assets at FVOCI		223,811		428,696
Transfers investments in associates to financial assets at FVOCI		—		380,520
Written-off		7,860		309

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Detail	Jun. 30, 2022		Dec. 31, 2021
Guarantees	Confirmed	~~W~~	34,369,104	~~W~~	30,068,697
	Unconfirmed		12,695,537		10,162,786

	Subtotal		47,064,641		40,231,483

Loan commitments	Local currency, foreign currencies, offshore loan commitments		29,151,252		30,217,694
	Others		3,088,540		2,399,537

	Subtotal		32,239,792		32,617,231

	Total	~~W~~	79,304,433	~~W~~	72,848,714

(2)	Details of guarantees that have been provided for others as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

	Detail	Jun. 30, 2022		Dec. 31, 2021
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	75,088	~~W~~	75,088
	Repayment of advances		76,999		76,183
	Others		39,014		38,742

	Subtotal		191,101		190,013

	Foreign currencies:
	Performance of contracts		7,966,594		7,214,218
	Repayment of advances		12,139,774		9,117,665
	Acceptances of imported goods		—		1,902
	Acceptances of import letter of credit outstanding		273,824		237,980
	Foreign liabilities		10,473,150		10,009,388
	Others		3,324,661		3,297,531

	Subtotal		34,178,003		29,878,684

Unconfirmed guarantees	Foreign liabilities		962,349		1,040,401
	Repayment of advances		11,636,908		9,047,096
	Issuance of import letter of credit		96,245		75,254
	Others		35		35

	Subtotal		12,695,537		10,162,786

	Total	~~W~~	47,064,641	~~W~~	40,231,483

(3)	Details of guarantees classified by country as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	22,246,107	64.73	~~W~~	11,732,409	92.42	~~W~~	33,978,516	72.20
	China		166,511	0.48		—	—		166,511	0.35
	Saudi Arabia		1,243,302	3.62		—	—		1,243,302	2.64
	India		628,960	1.83		—	—		628,960	1.34
	Indonesia		786,317	2.29		260,433	2.05		1,046,750	2.22
	Vietnam		1,225,909	3.57		402,922	3.17		1,628,831	3.46
	Australia		203,166	0.59		—	—		203,166	0.43
	Qatar		222,250	0.65		—	—		222,250	0.47
	Singapore		182,622	0.53		—	—		182,622	0.39
	Oman		563,213	1.64		9,973	0.08		573,186	1.22
	Uzbekistan		336,997	0.98		—	—		336,997	0.72
	Others		1,798,717	5.23		121,474	0.96		1,920,191	4.08

	Subtotal		29,604,071	86.14		12,527,211	98.68		42,131,282	89.52

Europe	United Kingdom		63,029	0.18		—	—		63,029	0.13
	France		236,648	0.69		—	—		236,648	0.50
	Others		1,843,765	5.36		126,955	1.00		1,970,720	4.19

	Subtotal		2,143,442	6.23		126,955	1.00		2,270,397	4.82

America	United States		866,281	2.52		16,808	0.13		883,089	1.88
	Brazil		435,957	1.27		—	—		435,957	0.93
	Mexico		425,760	1.24		—	—		425,760	0.90
	Bermuda		—	—		—	—		—	—
	Others		545,190	1.59		24,563	0.19		569,753	1.21

	Subtotal		2,273,188	6.62		41,371	0.32		2,314,559	4.92

Africa	Madagascar		95,576	0.28		—	—		95,576	0.20
	Others		252,827	0.73		—	—		252,827	0.54

	Subtotal		348,403	1.01		—	—		348,403	0.74

	Total	~~W~~	34,369,104	100.00	~~W~~	12,695,537	100.00	~~W~~	47,064,641	100.00

(December 31, 2021)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	18,382,248	61.13	~~W~~	9,121,271	89.75	~~W~~	27,503,519	68.36
	China		174,668	0.58		—	—		174,668	0.43
	Saudi Arabia		1,226,580	4.08		—	—		1,226,580	3.05
	India		587,733	1.95		—	—		587,733	1.46
	Indonesia		716,448	2.38		304,695	3.00		1,021,143	2.54
	Vietnam		1,100,647	3.66		433,889	4.27		1,534,536	3.81
	Australia		207,027	0.69		—	—		207,027	0.51
	Qatar		218,227	0.73		—	—		218,227	0.54
	Singapore		135,957	0.45		—	—		135,957	0.34
	Oman		506,487	1.68		37,498	0.37		543,985	1.35
	Uzbekistan		330,123	1.10		—	—		330,123	0.82
	Others		1,694,809	5.65		134,339	1.32		1,829,148	4.56

	Subtotal		25,280,954	84.08		10,031,692	98.71		35,312,646	87.77

Europe	United Kingdom		57,793	0.19		—	—		57,793	0.14
	France		249,712	0.83		—	—		249,712	0.62
	Others		1,816,658	6.04		77,274	0.76		1,893,932	4.71

	Subtotal		2,124,163	7.06		77,274	0.76		2,201,437	5.47

America	United States		966,069	3.22		13,041	0.13		979,110	2.43
	Brazil		400,481	1.33		—	—		400,481	1.00
	Mexico		406,125	1.35		—	—		406,125	1.01
	Bermuda		—	—		—	—		—	—
	Others		509,126	1.69		40,779	0.40		549,905	1.37

	Subtotal		2,281,801	7.59		53,820	0.53		2,335,621	5.81

Africa	Madagascar		87,636	0.29		—	—		87,636	0.22
	Others		294,143	0.98		—	—		294,143	0.73

	Subtotal		381,779	1.27		—	—		381,779	0.95

	Total	~~W~~	30,068,697	100.00	~~W~~	10,162,786	100.00	~~W~~	40,231,483	100.00

(4)	Details of guarantees classified by industry as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	19,039,059	55.40	~~W~~	11,666,766	91.90	~~W~~	30,705,825	65.24
Transportation		2,169,373	6.31		—	—		2,169,373	4.61
Financial institution		844,143	2.46		779	0.01		844,922	1.80
Wholesale and retail		826,233	2.40		34,403	0.27		860,636	1.83
Real estate business		41,771	0.12		48,835	0.38		90,606	0.19
Construction		5,934,674	17.27		102,585	0.81		6,037,259	12.83
Public sector and others		5,513,851	16.04		842,169	6.63		6,356,020	13.50

Total	~~W~~	34,369,104	100.00	~~W~~	12,695,537	100.00	~~W~~	47,064,641	100.00

(December 31, 2021)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	15,695,679	52.20	~~W~~	8,938,321	87.95	~~W~~	24,634,000	61.22
Transportation		2,226,005	7.40		—	—		2,226,005	5.53
Financial institution		904,286	3.01		1,114	0.01		905,400	2.25
Wholesale and retail		734,150	2.44		43,915	0.43		778,065	1.93
Real estate business		42,562	0.14		48,556	0.48		91,118	0.23
Construction		5,250,974	17.46		78,279	0.77		5,329,253	13.25
Public sector and others		5,215,041	17.35		1,052,601	10.36		6,267,642	15.59

Total	~~W~~	30,068,697	100.00	~~W~~	10,162,786	100.00	~~W~~	40,231,483	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 55 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 27.5 billion.

4)	Established on February 2, 2012, initially, and renewed every year, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 1 billion.

5)	Established in 1995, initially, and every other yearly renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of June 30, 2022, 10 lawsuits (aggregated claim amount: ~~W~~73,044 million) were filed as a plaintiff and 8 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~29,366 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2022 and December 31, 2021 are ~~W~~2,091,315 million and ~~W~~2,053,343 million, respectively.

(8)	Significant events during the interim reporting period

The proliferation of COVID-19 has had a negative impact on the global economy, which may have a greater impact than the expected credit loss and potential impairment of assets in a particular portfolio, negatively impacting the profit generation capability of the Bank as follows:

•	Uncertainty may arise about the credit risk of a borrower that could be affected by COVID-19.

•	Uncertainty may arise about forward-looking macroeconomic information related to expected credit losses.

•

Korean won may depreciate against major foreign currencies. This may result in an increase in principal and interest payments on liabilities denominated in foreign currencies, and losses on foreign exchange transactions.

•	Possible significant decrease in the fair value of an entity affected by COVID-19 pandemic, in which the bank invested, may occur.

Meanwhile, the impact of COVID-19 on expected credit losses is described in note 10. Loans at Amortized Cost.

(9)

International sanctions are being imposed on Russia in relation to the Ukraine crisis that occurred in February 2022. The sanctions may affect companies, industries and economies doing business with Russia directly or indirectly. The bank continues to monitor and manage the impact of the Ukraine crisis.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of June 30, 2022 are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	68.80
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.97
KTB Newlake Global Healthcare PEF	Associate	25.00
Korea Aerospace Industries. Ltd.	Associate	26.41
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate	—

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	334,877	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		149,087		287		—
KEXIM Vietnam Leasing Co.		147,809		175		—
KEXIM Asia Limited		180,329		95		—

Subtotal		812,102		557		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		2,696,539		801,662		—

Total	~~W~~	3,508,641	~~W~~	802,219	~~W~~	—

(*1)	It includes ~~W~~2,106,015 million of convertible bonds acquired through loan conversion.

(December 31, 2021)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	177,709	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		143,543		267		—
KEXIM Vietnam Leasing Co.		144,256		315		1
KEXIM Asia Limited		129,953		81		—

Subtotal		595,461		663		1

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		2,524,098		433,756		—

Total	~~W~~	3,119,559	~~W~~	434,419	~~W~~	1

(*1)	It includes ~~W~~1,966,870 million of convertible bonds acquired through loan conversion.

2)	Guarantees provided to the related parties as of June 30, 2022 and December 31, 2021 are as follows (Korean won in millions):

(June 30, 2022)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	117,179	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		45,252		—
KEXIM Vietnam Leasing Co.		—		779		107,274		—
KEXIM Asia Limited		—		—		165,534		—

Subtotal		—		779		435,239		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		3,904,670		3,641,156		1,450,000		2,415,394

Total	~~W~~	3,904,670	~~W~~	3,641,935	~~W~~	1,885,239	~~W~~	2,415,394

(December 31, 2021)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	232,365	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		34,380		—
KEXIM Vietnam Leasing Co.		—		1,114		89,888		—
KEXIM Asia Limited		—		—		192,153		—

Subtotal		—		1,114		548,786		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,822,425		2,379,492		1,450,000		1,665,958

Total	~~W~~	2,822,425	~~W~~	2,380,606	~~W~~	1,998,786	~~W~~	1,665,958

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

(Six months ended June 30, 2022)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	633	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		651		17		—
KEXIM Vietnam Leasing Co.		680		(146)		—
KEXIM Asia Limited		1,019		12		—
EXIM PLUS Co., Ltd.		—		—		3,396

Subtotal		2,983		(117)		3,396

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		50,479		139,141		—

Total	~~W~~	53,462	~~W~~	139,024	~~W~~	3,396

(Six months ended June 30, 2021)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	209	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		309		9		—
KEXIM Vietnam Leasing Co.		271		12		—
KEXIM Asia Limited		341		(72)		—
EXIM PLUS Co., Ltd.		—		—		3,205

Subtotal		1,130		(51)		3,205

Associates:
DAESUN Shipbuilding & Engineering Co., Ltd. (*1)		4,564		—		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		36,697		(58,046)		—

Subtotal		41,261		(58,046)		—

Total	~~W~~	42,391	~~W~~	(58,097)	~~W~~	3,205

(*1)	As the company was excluded from related parties during for the six months ended June 30, 2021, the transaction records are recorded until excluded from related parties.

(4)	Loan transactions with related parties

Loan transactions with related parties for six months ended June 30, 2022 and for the year ended December 31, 2021 is as follows (Korean won in millions):

(Six months ended June 30, 2022)

	Financing transaction
Detail	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	620,759	~~W~~	475,668
PT.KOEXIM Mandiri Finance		283,793		291,079
KEXIM Vietnam Leasing Co.		296,557		305,852
KEXIM Asia Limited		150,542		114,632

Total	~~W~~	1,351,651	~~W~~	1,187,231

(2021)

	Financing transaction
Detail	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	353,591	~~W~~	354,388
PT.KOEXIM Mandiri Finance		288,237		294,080
KEXIM Vietnam Leasing Co.		273,001		252,213
KEXIM Asia Limited		110,055		153,988
Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.(*1)		84,259		506,111

Total	~~W~~	1,109,143	~~W~~	1,560,780

(*1)	As the company was excluded from related parties during for the year ended December 31, 2021, the transaction records are recorded until excluded from related parties.

(5)	Details of compensation for key executives for the six months ended June 30, 2022 and 2021 are as follows (Korean won in millions):

Detail	Six months ended June 30, 2022		Six months ended June 30, 2021
Short-term employee benefits	~~W~~	1,347	~~W~~	1,276
Retirement benefits		107		277

Total	~~W~~	1,454	~~W~~	1,553

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2022 was 3.1% at chained 2015 year prices, primarily due to an increase in aggregate private and general government consumption expenditures by 4.8% and an increase in exports of goods and services by 4.8%, the effects of which were offset in part by an increase in imports of goods and services by 7.8%, each compared with the corresponding period of 2021.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 5.0% and the unemployment rate was 2.5% in the first nine months of 2022.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,332.6 on June 30, 2022, 2,451.5 on July 29, 2022, 2,472.1 on August 31, 2022, 2,155.5 on September 30, 2022, 2,293.6 on October 31, 2022, 2,472.5 on November 30, 2022, and 2,236.4 on December 29, 2022.

Monetary Policy

Interest Rates

The Bank of Korea raised its policy rate from 1.75% to 2.25% on July 13, 2022, 2.50% on August 25, 2022, 3.00% on October 12, 2022, and 3.25% on November 24, 2022 in response to rising levels of household debt and inflationary pressures.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,292.9 to US$1.00 on June 30, 2022, Won 1,304.0 to US$1.00 on July 29, 2022, Won 1,347.5 to US$1.00 on August 31, 2022, Won 1,434.8 to US$1.00 on September 30, 2022, Won 1,419.3 to US$1.00 on October 31, 2022, Won 1,331.5 to US$1.00 on November 30, 2022 and Won 1,267.3 to US$1.00 on December 30, 2022.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of US$24.1 billion in the first nine months of 2022. The current account surplus in the first nine months of 2022 decreased from the current account surplus of US$67.4 billion in the corresponding period of 2021, primarily due to decreases in surpluses from the goods account and the income account, which were offset in part by a decrease in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade deficit of US$28.9 billion in the first nine months of 2022. Exports increased by 12.2% to US$524.7 billion in the first nine months of 2022 from US$467.7 billion in the corresponding period of 2021, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 25.0% to US$553.5 billion in the first nine months of 2022 from US$442.7 billion in the corresponding period of 2021, primarily due to an increase in energy and commodity prices, which also led to increased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$416.1 billion as of November 30, 2022.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-265869.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

2026 Notes

The 2026 Notes are initially limited to US$1,000,000,000 aggregate principal amount. The 2026 Notes will mature on January 11, 2026 (the “2026 Note Maturity Date”). The 2026 Notes will bear interest at a rate of 4.875% per annum, payable semi-annually in arrears on January 11 and July 11 of each year (each a “2026 Note Interest Payment Date”). The first interest payment on the 2026 Notes will be made on July 11, 2023 in respect of the period from (and including) January 11, 2023 to (but excluding) July 11, 2023.

Interest on the 2026 Notes will accrue from January 11, 2023. If any 2026 Note Interest Payment Date or the 2026 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2026 Note Interest Payment Date or the 2026 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2026 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2026 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2026 Notes in immediately available funds in U.S. dollars.

2028 Notes

The 2028 Notes are initially limited to US$1,500,000,000 aggregate principal amount. The 2028 Notes will mature on January 11, 2028 (the “2028 Note Maturity Date”). The 2028 Notes will bear interest at a rate of 5.000% per annum, payable semi-annually in arrears on January 11 and July 11 of each year (each a “2028 Note Interest Payment Date”). The first interest payment on the 2028 Notes will be made on July 11, 2023 in respect of the period from (and including) January 11, 2023 to (but excluding) July 11, 2023.

Interest on the 2028 Notes will accrue from January 11, 2023. If any 2028 Note Interest Payment Date or the 2028 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2028 Note Interest Payment Date or the 2028 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2028 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2028 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2028 Notes in immediately available funds in U.S. dollars.

2033 Blue Notes

The 2033 Blue Notes are initially limited to US$1,000,000,000 aggregate principal amount. The 2033 Blue Notes will mature on January 11, 2033 (the “2033 Blue Note Maturity Date”). The 2033 Blue Notes will bear interest at a rate of 5.125% per annum, payable semi-annually in arrears on January 11 and July 11 of each year (each a “2033 Blue Note Interest Payment Date”). The first interest payment on the 2033 Blue Notes will be made on July 11, 2023 in respect of the period from (and including) January 11, 2023 to (but excluding) July 11, 2023.

Interest on the 2033 Blue Notes will accrue from January 11, 2023. If any 2033 Blue Note Interest Payment Date or the 2033 Blue Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2033 Blue Note Interest Payment Date or the 2033 Blue Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2033 Blue Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2033 Blue Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2033 Blue Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

The Notes will be represented by one or more fully registered global notes, which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that a global note is exchanged for Notes in definitive form, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that a global note is exchanged for Notes in definitive form, an announcement of such exchange will be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the Notes in definitive form, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase the Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer the Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters” and each an “Underwriter”) have entered into a Terms Agreement dated January 4, 2023 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 2026 Notes		Principal Amount of the 2028 Notes		Principal Amount of the 2033 Blue Notes
Australia and New Zealand Banking Group Limited	US$	150,000,000	US$	225,000,000	US$	150,000,000
BNP Paribas		150,000,000		225,000,000		150,000,000
BofA Securities, Inc.		150,000,000		225,000,000		150,000,000
Citigroup Global Markets Inc.		150,000,000		225,000,000		150,000,000
The Hongkong and Shanghai Banking Corporation Limited		150,000,000		225,000,000		150,000,000
KB Securities Co., Ltd.		100,000,000		150,000,000		100,000,000
Morgan Stanley & Co. International plc		150,000,000		225,000,000		150,000,000

Total	US$	1,000,000,000	US$	1,500,000,000	US$	1,000,000,000

KB Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering prices described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering prices and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Managers”) or any person acting on their behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, they may discontinue such transactions at any time, and must discontinue them after a limited period.

The amount of net proceeds of the 2026 Notes, the 2028 Notes and the 2033 Blue Notes is US$993,940,000, US$1,490,265,000 and US$992,900,000, respectively, after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Notes offering are estimated to be US$300,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Notice to capital market intermediaries and prospective investors pursuant to paragraph 21 of the Hong Kong SFC Code of Conduct—Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the Underwriters to apply the “proprietary orders” of the SFC Code to such order and will require the Underwriters to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: hkbondsyndicate@anz.com, dl.asia.syndicate@asia.bnpparibas.com, bofa_dcm_syndicate_pb_orders@bofa.com, DCM.Omnibus@citi.com, hk_syndicate_omnibus@hsbc.com.hk, hannah.kim@kbfg.com, jh.p@kbfg.com, arlin.jung@kbfg.com, ssg@kbsec.hk, andrew.park@kbsec.hk, kexim2023_ms@morganstanley.com

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 11, 2023, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day before the settlement date, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

European Economic Area

In relation to each Member State of the European Economic Area, each Underwriter has severally represented and agreed that it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by us for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Notes shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom

Each Underwriter has severally represented and agreed that it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in the United Kingdom other than:

(a) to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by us for any such offer; or

(c) in any other circumstances falling within section 86 of the FSMA, provided that no such offer of Notes shall require us or any Underwriter to publish a prospectus pursuant to section 85 of the FSMA.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA.

Each Underwriter has severally represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore (the “SFA”). Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to any Notes be distributed in the Republic of Italy (“Italy”), except, in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has severally represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy except:

(a) to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of May 14, 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy under paragraphs (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of February 15, 2018, all as amended from time to time;

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The offering of the Notes in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”). The Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Bae, Kim & Lee LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP, Seoul, Korea may rely as to matters of Korean law upon the opinion of Bae, Kim & Lee LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our authorized share capital is ~~W~~15,000 billion. As of September 30, 2022, our paid-in capital was ~~W~~12,773 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on December 7, 2022. On December 26, 2022, our report on the proposed issuance of the Notes has been accepted by the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN
2026 Notes	302154 DU0	US302154DU05
2028 Notes	302154 DV8	US302154DV87
2033 Blue Notes	302154 DW6	US302154DW60

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

240 Greenwich Street, 7th Floor

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Bae, Kim & Lee LLC	Cleary Gottlieb Steen & Hamilton LLP
Tower B, Centropolis 26 Ujeongguk-ro, Jongno-gu Seoul 03161 Korea	c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP 22nd Floor, Center One Building 26, Eulji-ro 5gil, Jung-gu Seoul 04539 Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542